As filed with the Securities and Exchange Commission on August 24, 2007
Registration No. 333-143918

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Goodyear Tire & Rubber Company
(Exact Name of Registrant as Specified in Its Charter)

Ohio	3011	34-0253240
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Subsidiary Guarantors Listed on Schedule A Hereto
(Exact Name of Registrants as Specified in Their Charter)

1144 East Market Street	C. Thomas Harvie, Esq.
Akron, Ohio 44316-0001	Senior Vice President, General Counsel
(330) 796-2121	and Secretary
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	The Goodyear Tire & Rubber Company 1144 East Market Street Akron, Ohio 44316-0001 (330) 796-2121
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Carey S. Roberts, Esq.
Covington & Burling LLP
1330 Avenue of the Americas
New York, NY 10019
(212) 841-1000

Approximate date of commencement of proposed sales to the public:  As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A
SUBSIDIARY GUARANTORS

				Primary
				Standard
	State of	I.R.S. Employer		Industrial
	Incorporation or	Identification	Address of Registrant’s	Classification	Address of
Registrant	Organization	Number	Principal Executive Offices	Code Number	Agent for Service

Celeron Corporation	Delaware	51-0269149	1144 East Market Street Akron, Ohio 44316 (330) 796-2121	9995	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800
Dapper Tire Co., Inc.	California	95-2012142	4025 Lockridge Street San Diego, California 92102 (714) 375-6146	5013	Corporation Service Company — Lawyers Incorporating Service 2730 Gateway Oaks Drive Suite 100 Sacramento, California 95833 (800) 927-9800
Divested Companies Holding Company	Delaware	51-0304855	2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800	9995	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800
Divested Litchfield Park Properties, Inc.	Arizona	51-0304856	2338 W. Royal Palm Road Suite J Phoenix, Arizona 85021 (800) 927-9800	9995	Corporation Service Company 2338 W. Royal Palm Road Suite J Phoenix, Arizona 85021 (800) 927-9800
Goodyear Canada Inc.	Ontario	Not applicable	450 Kipling Avenue Toronto Ontario M8Z 5E1 Canada (416) 201-4300	3060	Secretary 450 Kipling Avenue Toronto Ontario M8Z 5F1 Canada (416) 201-4300
Goodyear Farms, Inc.	Arizona	86-0056985	2338 W. Royal Palm Road Suite J Phoenix, Arizona 85021 (800) 927-9800	3523	Corporation Service Company 2338 W. Royal Palm Road Suite J Phoenix, Arizona 85021 (800) 927-9800
Goodyear International Corporation	Delaware	34-0253255	1144 East Market Street Akron, Ohio 44316-0001 (330) 796-2121	5013	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800
Goodyear Western Hemisphere Corporation	Delaware	34-0736571	2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800	5013	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800
The Kelly-Springfield Tire Corporation	Delaware	31-1515120	1144 East Market Street Akron, Ohio 44316-0001 (330)796-2121	9995	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800
Wheel Assemblies Inc.	Delaware	34-1879550	2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800	9995	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800
Wingfoot Commercial Tire Systems, LLC	Delaware	31-1735402	1144 East Market Street Akron, Ohio 44316-0001 (330) 796-2121	5531	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800
Wingfoot Ventures Eight Inc.	Delaware	51-0319223	1105 North Market Street Suite 1300 Wilmington, Delaware 19899 (302) 651-8410	9995	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (SUBJECT TO COMPLETION)

THE GOODYEAR TIRE & RUBBER COMPANY

OFFER TO EXCHANGE

$500,000,000 Senior Floating Rate Notes due 2009
$325,000,000 8.625% Senior Notes due 2011

We are offering to exchange (a) $500,000,000 aggregate principal amount of our new Senior Floating Rate Notes due 2009 for a like principal amount of our outstanding unregistered Senior Floating Rate Notes due 2009, and (b) $325,000,000 aggregate principal amount of our new 8.625% Senior Notes due 2011 for a like principal amount of our outstanding unregistered 8.625% Senior Notes due 2011. We refer to the new Senior Floating Rate Notes due 2009 and the new 8.625% Senior Notes due 2011 collectively as the exchange notes. We refer to the outstanding unregistered Senior Floating Rate Notes due 2009 and the outstanding unregistered 8.625% Senior Notes due 2011 collectively as the original notes. We refer collectively to the exchange notes and the original notes that remain outstanding following the exchange offer as the notes. The terms of the exchange notes will be identical in all material respects to the respective terms of the original notes of the corresponding series except that the exchange notes will be registered under the Securities Act of 1933 and, therefore, the transfer restrictions applicable to the original notes will not apply to the exchange notes.

•	Our offer to exchange original notes for exchange notes will be open until 5:00 p.m., New York City time, on , 2007, unless we extend the offer.

•	We will exchange all outstanding original notes that are validly tendered and are not validly withdrawn prior to the expiration date of the exchange offer. You should carefully review the procedures for tendering the original notes beginning on page 20 of this prospectus.

•	If you fail to tender your original notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

•	The exchange of original notes for exchange notes pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	No public market currently exists for the original notes or the exchange notes. We do not intend to list the exchange notes on any national securities exchange.

•	Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal to be used in connection with the exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed, if requested by any broker-dealer, to make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale for a period ending on the earlier of (i) 180 days after the completion of the exchange offer and (ii) the date on which such broker-dealer has sold all of its exchange notes. See “Plan of Distribution.”

Investing in the exchange notes involves risks.  See “Risk Factors” beginning on page 9 of this prospectus.

We are not asking you for a proxy and you are requested not to send us a proxy.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
THE DATE OF THIS PROSPECTUS IS          , 2007

We are incorporating by reference into this prospectus important business and financial information that is not included in or delivered with the prospectus. This information is available without charge to security holders upon written or oral request. Requests should be directed to The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316-0001, (330) 796-3751, Attn: Investor Relations. In order to ensure timely delivery of such documents, security holders must request this information no later than five business days before the date they must make their investment decision. Accordingly, any request for documents should be made by          , 2007 to ensure timely delivery of the documents prior to the expiration of the exchange offer.

You should rely only on the information contained or incorporated by reference in this document. We have not authorized anyone to provide you with information that is different. You should assume that the information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus or the date of the document incorporated by reference, as applicable. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

i

FORWARD-LOOKING INFORMATION — SAFE HARBOR STATEMENT

Certain information set forth herein and incorporated by reference herein (other than historical data and information) may constitute forward-looking statements regarding events and trends that may affect our future operating results and financial position. The words “estimate,” “expect,” “intend” and “project,” as well as other words or expressions of similar meaning, are intended to identify forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. Such statements are based on current expectations and assumptions, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of many factors, including:

•	if we do not achieve projected savings from various cost reduction initiatives or successfully implement other strategic initiatives our operating results and financial condition may be materially adversely affected;

•	a significant aspect of our master labor agreement with the United Steelworkers (USW) is subject to court and regulatory approvals, which, if not received, could result in the termination and renegotiation of the agreement;

•	we face significant global competition, increasingly from lower cost manufacturers, and our market share could decline;

•	our pension plans are significantly underfunded and further increases in the underfunded status of the plans could significantly increase the amount of our required contributions and pension expenses;

•	higher raw material and energy costs may materially adversely affect our operating results and financial condition;

•	continued pricing pressures from vehicle manufacturers may materially adversely affect our business;

•	pending litigation relating to our 2003 restatement could have a material adverse effect on our financial condition;

•	our long term ability to meet current obligations and to repay maturing indebtedness, is dependent on our ability to access capital markets in the future and to improve our operating results;

•	we have a substantial amount of debt, which could restrict our growth, place us at a competitive disadvantage or otherwise materially adversely affect our financial health;

•	any failure to be in compliance with any material provision or covenant of our secured credit facilities and the indenture governing our senior secured notes could have a material adverse effect on our liquidity and our results of operations;

•	our capital expenditures may not be adequate to maintain our competitive position;

•	our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly;

•	we may incur significant costs in connection with product liability and other tort claims;

•	our reserves for product liability and other tort claims and our recorded insurance assets are subject to various uncertainties, the outcome of which may result in our actual costs being significantly higher than the amounts recorded;

•	we may be required to deposit cash collateral to support an appeal bond if we are subject to a significant adverse judgment, which may have a material adverse effect on our liquidity;

•	we are subject to extensive government regulations that may materially adversely affect our operating results;

•	our international operations have certain risks that may materially adversely affect our operating results;

•	we have foreign currency translation and transaction risks that may materially adversely affect our operating results;

•	the terms and conditions of our global alliance with Sumitomo Rubber Industries, Ltd. (“SRI”) provide for certain exit rights available to SRI in 2009 or thereafter, upon the occurrence of certain events, which could require us to make a substantial payment to acquire SRI’s interest in certain of our joint venture alliances (which include much of our operations in Europe);

•	if we are unable to attract and retain key personnel, our business could be materially adversely affected;

•	work stoppages, financial difficulties or supply disruptions at our suppliers or our major OE customers could harm our business; and

•	we may be impacted by economic and supply disruptions associated with global events including war, acts of terror, civil obstructions and natural disasters.

It is not possible to foresee or identify all such factors. We will not revise or update any forward-looking statement or disclose any facts, events or circumstances that occur after the date hereof that may affect the accuracy of any forward-looking statement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act, to register the notes offered by this prospectus. This prospectus does not contain all of the information included in the registration statement and the exhibits and the schedules to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits and the schedules to the registration statement.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act and, accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s website (http://www.sec.gov) or through our web site (http://www.goodyear.com). We have not incorporated by reference into this prospectus the information included on or linked from our website, and you should not consider it part of this prospectus. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates from the Public Reference Room of the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the following documents which have been filed with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed):

•	Annual Report on Form 10-K for the year ended December 31, 2006, as adjusted in the Current Reports on Form 8-K, dated May 3, 2007, May 9, 2007 (as amended on June 20, 2007) and August 24, 2007;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, as adjusted in the Current Report on Form 8-K, dated August 24, 2007;

•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, as adjusted in the Current Report on Form 8-K, dated August 24, 2007;

•	Current Reports on Form 8-K filed with the SEC on January 5, 2007, February 28, 2007, March 5, 2007, March 14, 2007, March 23, 2007, April 10, 2007, April 13, 2007, April 23, 2007, April 27, 2007 (Item 8.01 only), May 3, 2007, May 9, 2007 (as amended on June 20, 2007), May 22, 2007, May 30, 2007, August 1, 2007, August 13, 2007 and August 24, 2007.

•	Definitive Proxy Statement on Schedule 14A filed on March 9, 2007.

All documents that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, from the date of this prospectus until the exchange offer is completed, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of such document.

You may request a copy of any documents incorporated by reference herein at no cost by writing or telephoning us at:

The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, Ohio 44316-0001
Attention: Investor Relations
Telephone number: 330-796-3751

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus. In order to ensure timely delivery of documents, security holders must request this information no later than five business days before the date they must make their investment decision. Accordingly, any request for documents should be made by          , 2007 to ensure timely delivery of the documents prior to the expiration of the exchange offer.

SUMMARY

The following summary contains basic information about this offering. It may not contain all of the information that is important to you and it is qualified in its entirety by the more detailed information included or incorporated by reference in this prospectus. You should carefully consider the information contained in and incorporated by reference in this prospectus, including the information set forth under the heading “Risk Factors” in this prospectus. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Forward-Looking Information — Safe Harbor Statement.”

On July 31, 2007, we consummated the sale of substantially all of the business activities and operations of our Engineered Products business to Veyance Technologies, Inc., a company controlled by Carlyle Partners IV, L.P., an affiliate of The Carlyle Group. Any financial data included in this prospectus present the results of our Engineered Products business, which was previously a reportable operating segment, as discontinued operations for all periods. Any operating or other information presented under “The Company” below excludes our Engineered Products business. For more information, please see “Recent Developments — Sale of Engineered Products Business and Certain Subsidiary Guarantors.”

In this prospectus, “Goodyear,” “Company,” “we,” “us,” and “our” refer to The Goodyear Tire & Rubber Company and its subsidiaries on a consolidated basis, except as otherwise indicated.

The Company

We are one of the world’s leading manufacturers of tires, engaging in operations in most regions of the world. Together with our U.S. and international subsidiaries and joint ventures, we develop, manufacture, market and distribute tires for most applications. We are also one of the world’s largest operators of commercial truck service and tire retreading centers. In addition, we operate tire and auto service center outlets where we offer our products for retail sale and provide automotive repair and other services. We manufacture our tire and chemical products in 65 facilities in 27 countries, including the United States, and we have marketing operations in almost every country around the world. Our 2006 net sales were approximately $18.8 billion.

Our Principal Executive Offices

We are an Ohio corporation, organized in 1898. Our principal executive offices are located at 1144 East Market Street, Akron, Ohio 44316-0001. Our telephone number is (330) 796-2121.

Recent Developments

Sale of Engineered Products Business and Certain Subsidiary Guarantors.  On July 31, 2007, we consummated the sale of substantially all of the business activities and operations of our Engineered Products business to Veyance Technologies, Inc., a company controlled by Carlyle Partners IV, L.P., an affiliate of The Carlyle Group. The purchase price was approximately $1.475 billion in cash, subject to certain post-closing adjustments. The summary financial data and other financial information contained in this prospectus present the results of our Engineered Products business, which was previously a reportable operating segment, as discontinued operations for all periods presented.

As part of our sale of our Engineered Products business, we sold the following subsidiaries that were guarantors of the original notes: Cosmoflex, Inc., Goodyear Engineered Products Canada Inc., Goodyear Engineered Products International Inc., Goodyear Engineered Products Thailand Inc. and Belt Concepts of America, Inc. We refer to these subsidiaries in this prospectus as the “Engineered Products Subsidiaries.” Pursuant to the terms of the original notes, once the Engineered Products Subsidiaries were sold, they were automatically released from their obligations under the note guarantees. The Engineered Products Subsidiaries were also released from their guarantees of our senior secured credit facilities and our other senior notes. Holders of the original notes and the exchange notes will not have the benefit of guarantees from the Engineered Products Subsidiaries. In addition, we sold certain other assets relating to our Engineered Products business, including assets that are held directly by Goodyear and by subsidiaries that remain guarantors of the notes.

Equity Offering.  On May 22, 2007, we completed a public offering of 26,136,363 million shares of our common stock at $33.00 per share. The net proceeds from the offering, after deducting underwriting discounts and commissions, totaled approximately $833 million. We used a portion of the net proceeds from the offering to effect the partial redemption of our 8.625% Senior Notes due 2011 and our 9.00% Senior Notes due in 2015 discussed below. We expect to use the remaining net proceeds of the offering for general corporate purposes, which may include, among other things, investments in growth initiatives within the company’s core tire businesses and the repayment of additional debt.

Partial Redemption of 8.625% Senior Notes due 2011 and 9.00% Senior Notes due 2015.  On June 29, 2007, we redeemed $140 million in aggregate principal amount, or 35%, of our 9.00% Senior Notes due 2015 at a redemption price of 109.00%, plus accrued and unpaid interest to the redemption date. We also redeemed $175 million in aggregate principal amount, or 35%, of our 8.625% Senior Notes due 2011 at a redemption price of 108.625%, plus accrued and unpaid interest to the redemption date.

The redemption of the notes was made under “equity clawback” provisions that permit the redemption of up to 35% of the aggregate principal amount of each series of notes with the proceeds of an equity offering. We used a portion of the proceeds from the equity offering described above to effect the redemption. $260,000,000 in aggregate principal amount of the 9.00% Senior Notes due 2015 remain outstanding and $325,000,000 in aggregate principal amount of the 8.625% Senior Notes due 2011 remain outstanding.

Repayment of $300 Million Third Lien Secured Term Loan Facility.  On August 16, 2007, we repaid in full our $300 million third lien secured term loan facility.

Summary Terms of the Exchange Offer

On November 21, 2006, we completed an offering of our Senior Floating Rate Notes due 2009 and our 8.625% Senior Notes due 2011. That offering was exempt from the registration requirements of the Securities Act. In connection with that offering, we entered into registration rights agreements with the initial purchasers of the original notes in which we agreed, among other things, to deliver this prospectus to you and to use our commercially reasonable efforts to complete the Exchange Offer.

Exchange Offer	We are offering to exchange (a) $500,000,000 aggregate principal amount of our new Senior Floating Rate Notes due 2009 for a like principal amount of our outstanding unregistered Senior Floating Rate Notes due 2009, and (b) $325,000,000 aggregate principal amount of our new 8.625% Senior Notes due 2011 for a like principal amount of our outstanding unregistered 8.625% Senior Notes due 2011. This exchange offer is intended to satisfy our obligations under the registration rights agreements by and among us, our subsidiary guarantors and the initial purchasers of the notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2007, unless extended.

Withdrawal; Non-Acceptance	You may withdraw any original notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2007. If we decide for any reason not to accept any original notes tendered for exchange, the original notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. Any withdrawn or unaccepted original notes will be credited to the tendering holder’s account at The Depository Trust Company.

For further information regarding the withdrawal of tendered original notes, see “The Exchange Offer — Terms of the Exchange Offer,” “— Expiration Date; Extension; Termination; Amendment” and “The Exchange Offer — Withdrawal Rights.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. See the discussion below under the caption “The Exchange Offer — Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Exchange Agent	Wells Fargo Bank, N.A. is serving as exchange agent in connection with the exchange offer.

Procedures for Tendering Original Notes	If you are a holder of a note and you wish to tender your note for exchange pursuant to the exchange offer, you must transmit to Wells Fargo Bank, N.A., as exchange agent, on or prior to the expiration date of the exchange offer:

(1) either:

• a properly completed and duly executed letter of transmittal, which accompanies this prospectus, or a facsimile of the letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal; or

• a computer-generated message transmitted by means of DTC’s Automated Tender Offer Program system, or ATOP, and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal; and

(2) a timely confirmation of book-entry transfer of your old notes into the exchange agent’s account at The Depository Trust Company, or DTC, pursuant to the procedure for book-entry transfers described in this prospectus under the heading “The Exchange Offer — Procedures for Tendering Original Notes.”

By executing the letter of transmittal, or sending a message through ATOP, you represent to and agree with us that:

• you are acquiring the exchange notes in the ordinary course of your business;

• you are not engaged in, and you do not intend to engage in, the distribution (within the meaning of the federal securities laws) of the exchange notes;

• you have no arrangement or understanding with anyone to participate in a distribution of the exchange notes; and

• you are not an “affiliate,” within the meaning of Rule 405 under the Securities Act, of the Company.

See “The Exchange Offer — Procedures for Tendering Original Notes” and “The Exchange Offer — The Depository Trust Company Book-Entry Transfer.”

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Special Procedures for Beneficial Owners	If you are a beneficial owner of original notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your original notes, you should contact your intermediary entity promptly and instruct it to tender the exchange notes on your behalf.

Guaranteed Delivery Procedures	If you desire to tender original notes in the exchange offer and:

• the original notes are not immediately available;

• time will not permit delivery of the original notes and all required documents to the exchange agent on or prior to the expiration date; or

• the procedures for book-entry transfer cannot be completed on a timely basis;

you may nevertheless tender the original notes, provided that you comply with all of the guaranteed delivery procedures set forth in “The Exchange Offer — Guaranteed Delivery Procedures.”

Resales of Exchange Notes	Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that you can resell and transfer your exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, if you can make the representations that appear above under the heading “— Procedures for Tendering Original Notes.”

We cannot guarantee that the SEC would make a similar decision about this exchange offer. If our belief is wrong, or if you cannot truthfully make the representations appearing above, and you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from such requirements, you may incur liability under the Securities Act. We are not indemnifying you against this liability.

Accrued Interest on the Exchange Notes and the Original Notes	The exchange notes will bear interest from the most recent date to which interest has been paid on the corresponding series of original notes. If your original notes are accepted for exchange, then you will receive interest on the exchange notes and not on the original notes.

Certain United States Federal Income Tax Considerations	The exchange of original notes for exchange notes in the exchange offer generally will not be a taxable transaction for United States federal income tax purposes. See the discussion below under the caption “Certain United States Federal Income Tax Considerations.”

Consequences of Failure to Exchange Original Notes	All untendered original notes will remain subject to the restrictions on transfer provided for in the original notes and in the indenture. Generally, the original notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities and may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the original notes under the Securities Act. All untendered original notes will remain outstanding and continue to accrue interest in accordance with the terms of the original notes but will not retain any rights under the registration rights agreements.

Because we anticipate that most holders of the original notes will elect to exchange their original notes, we expect that the liquidity of the markets, if any, for any original notes remaining after the completion of the exchange offer will be substantially limited.

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes in the exchange offer. We will pay all registration and other expenses incidental to the exchange offer.

Summary Terms of the Exchange Notes

The following summary contains basic information about the exchange notes and is not intended to be complete. For a more complete understanding of the exchange notes, please refer to the section entitled “Description of the Exchange Notes” in this prospectus.

Issuer	The Goodyear Tire & Rubber Company, an Ohio corporation.

Notes Offered	$500,000,000 aggregate principal amount of Senior Floating Rate Notes due 2009 (the “floating rate exchange notes”).

$325,000,000 aggregate principal amount of 8.625% Senior Notes due 2011 (the “fixed rate exchange notes” and, together with the floating rate exchange notes, the “exchange notes”).

Maturity Date	The floating rate exchange notes will mature on December 1, 2009.

The fixed rate exchange notes will mature on December 1, 2011.

Interest	Floating rate exchange notes: The floating rate exchange notes will bear interest at a floating rate equal to the six-month British Bankers’ Association LIBOR plus 375 basis points, reset semiannually at the Applicable Floating Rate, as defined in “Description of the Exchange Notes — Certain Definitions.”

Fixed rate exchange notes: 8.625% per annum.

Interest Payment Dates	Floating rate exchange notes: June 1 and December 1 of each year, beginning on December 1, 2007.

Fixed rate exchange notes: June 1 and December 1 of each year, beginning on December 1, 2007.

Ranking	The exchange notes will be our senior unsecured obligations and will rank equal in right of payment with all of our other unsecured and unsubordinated indebtedness. The exchange notes are effectively subordinated to all our existing and future secured debt, to the existing and future secured debt of our subsidiaries that do not guarantee the exchange notes and future secured debt of any subsidiaries that guarantee the exchange notes.

In connection with the sale of our Engineered Products business, our Engineered Products Subsidiaries were automatically released from their obligations as guarantor subsidiaries. As a result, holders of the exchange notes will not have the benefit of guarantees from those subsidiaries. For more information regarding the sale of our Engineered Products business and the release of the guarantees of our Engineered Products Subsidiaries, see “Recent Developments — Sale of Engineered Products Business and Certain Subsidiary Guarantors” above.

At June 30, 2007:

• our consolidated senior secured indebtedness, including capital leases, totaled approximately $2.8 billion;

• our consolidated senior unsecured indebtedness totaled approximately $2.7 billion; and

• our guarantor subsidiaries had indebtedness of approximately $3.2 billion, of which $2.1 billion was secured. Substantially all of such indebtedness consists of subsidiary guarantees of the indebtedness of Goodyear.

As of and for the six months ended June 30, 2007, without including eliminations for intercompany transactions:

• our guarantor subsidiaries had (i) net sales of $939 million and a net loss of $16 million, and (ii) represented approximately 10% of our total assets; and

• our non-guarantor subsidiaries had (i) net sales of $9.0 billion and net income of $260 million and (ii) represented approximately 50% of our total assets.

For a presentation of the financial information pursuant to Rule 3-10 of Regulation S-X, see our Current Report on Form 8-K, dated August 24, 2007.

Guarantees	The exchange notes will be guaranteed, jointly and severally, on a senior unsecured basis, by each of our U.S. and Canadian subsidiaries that is a guarantor under our senior secured credit facilities and, to the extent that they also guarantee any debt of Goodyear or a guarantor, by each of our other restricted subsidiaries.

If a series of exchange notes is assigned an investment grade rating by Moody’s and S&P and no default or event of default has occurred or is continuing, we may elect to suspend the guarantees with respect to that series. If either rating on that series of notes should subsequently decline to below investment grade, the guarantees will be reinstated.

Optional Redemption	We have the option to redeem the floating rate exchange notes, in whole or in part, at any time prior to maturity at a price equal to 100% of the principal amount plus accrued and unpaid interest. We have the option to redeem the fixed rate exchange notes, in whole or in part, at any time on or after December 1, 2009 at the redemption prices set forth in this prospectus. Prior to December 1, 2009, we may redeem the fixed rate exchange notes, in whole or in part, at a price equal to 100% of the principal amount plus the make-whole premium described in this prospectus. In addition, prior to December 1, 2009, we may redeem up to 35% of the fixed rate exchange notes from the proceeds of certain equity offerings. On June 29, 2007, we redeemed $175,000,000, or 35%, of the original aggregate principal amount of the 8.625% Senior Notes due 2011 in reliance on this provision.

The redemption prices and make-whole premium are discussed in this prospectus under the caption “Description of the Exchange Notes — Optional Redemption.”

Change of Control	If we experience a change of control, we will be required to make an offer to repurchase the exchange notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. See “Description of the Exchange Notes — Change of Control.”

Certain Covenants	The indenture governing the exchange notes contains covenants that limit our ability and the ability of certain of our subsidiaries to, among other things:

• incur additional indebtedness or issue redeemable preferred stock;

• pay dividends, make distributions in respect of our capital stock, or make certain other restricted payments or investments;

• incur liens;

• sell assets;

• incur restrictions on the ability of our subsidiaries to pay dividends or to make other payments to us;

• enter into transactions with our affiliates;

• enter into sale/leaseback transactions; and

• consolidate, merge, sell or otherwise dispose of all or substantially all of our assets.

These covenants are subject to a number of important exceptions and qualifications. For example, if a series of exchange notes is assigned an investment grade rating by Moody’s and S&P and no default has occurred or is continuing, certain covenants will be suspended as to that series of exchange notes. If either rating on that series of exchange notes should subsequently decline to below investment grade, the suspended covenants will be reinstated as to that series of exchange notes. We intend to seek a rating of the exchange notes. For more detail, see “Description of the Exchange Notes — Certain Covenants.”

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes in the exchange offer. We will pay all registration and other expenses incidental to the exchange offer.

Book-Entry Form	The exchange notes will be issued in book-entry form and will be represented by permanent global certificates deposited with a custodian for and registered in the name of a nominee of DTC. Beneficial interest in any of the exchange notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated notes, except in limited circumstances.

Trading	The exchange notes will not be listed on any securities exchange or included in any automated quotation system.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in and incorporated by reference in this prospectus before making an investment decision. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2006, in our Quarterly Report on Form 10-Q for the period ended March 31, 2007 and in our Quarterly Report on Form 10-Q for the period ended June 30, 2007, and in other documents that we file with the Securities and Exchange Commission prior to completion of this exchange offer, all of which are incorporated by reference in this prospectus. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could suffer. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements.”

Risks Relating to the Exchange Notes

The exchange notes are our senior unsecured obligations. As such, the exchange notes are effectively subordinated to all of our existing and future secured debt, to the existing and future debt of our subsidiaries that do not guarantee the exchange notes and to the existing and future secured debt of any subsidiaries that guarantee the exchange notes.

The exchange notes constitute our senior unsecured debt and rank equally in right of payment with all of our other existing and future senior debt. The notes are effectively subordinated to all our existing and future secured debt, to the existing and future debt of our subsidiaries that do not guarantee the exchange notes and to the existing and future secured debt of any subsidiaries that guarantee the exchange notes. In the event of any liquidation, dissolution, bankruptcy or other similar proceeding, holders of our secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the exchange notes. As of June 30, 2007 we had approximately $5.5 billion of total indebtedness (including capital leases), $2.8 billion of which was secured.

Holders of the exchange notes will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries that do not guarantee the exchange notes (which includes all of our foreign subsidiaries other than certain Canadian subsidiaries) and to all secured creditors of our subsidiaries, whether or not they guarantee the exchange notes, with respect to the assets securing the claims of those secured creditors.

As of June 30, 2007, our subsidiaries guaranteeing the exchange notes had indebtedness of $3.2 billion, $2.1 billion of which was secured. Substantially all of such indebtedness consists of subsidiary guarantees of the indebtedness of Goodyear.

As of and for the six months ended June 30, 2007, without including eliminations for intercompany transactions;

•	our guarantor subsidiaries had net sales of $939 million and a net loss of $16 million, and had total assets of approximately $2.2 billion; and

•	our non-guarantor subsidiaries had net sales of $9.0 billion and net income of $260 million, and had total assets of approximately $12.5 billion.

The above financial information does not include eliminations for intercompany transactions. For a presentation of the financial information pursuant to Rule 3-10 of Regulation S-X for our subsidiaries guaranteeing the notes and our non-guarantor subsidiaries, see our Current Report on Form 8-K, dated August 24, 2007.

A court could cancel the guarantees of the exchange notes by our subsidiaries under fraudulent transfer law.

Certain of our U.S. and Canadian subsidiaries will guarantee the exchange notes. Although the guarantees provide you with a direct unsecured claim against the assets of the guarantors, under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, in certain circumstances a court could cancel a guarantee and order the return of any payments made thereunder to the subsidiary or to a fund for the benefit of its creditors.

A court might take these actions if it found, among other things, that when the guarantor incurred the debt evidence by its guarantee (i) it received less than reasonably equivalent value or fair consideration for the incurrence of the and (ii) any one of the following conditions was satisfied:

•	the guarantor was insolvent or rendered insolvent by reason of the incurrence;

•	the guarantor was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	the guarantor intended to incur, or believed (or reasonably should have believed) that it would incur, debts beyond its ability to pay as those debts matured.

In applying the above factors, a court would likely find that a guarantor did not receive fair consideration or reasonably equivalent value for its guarantee, except to the extent that it benefited directly or indirectly from the issuance of the exchange notes. The determination of whether a guarantor was or was not rendered “insolvent” when it entered into its guarantee will vary depending on the law of the jurisdiction being applied. Generally, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its assets at a fair valuation or if the present fair salable value of it assets is less than the amount that will be required to pay its probable liability on its existing debts, including contingent or unliquidated debts, as they become absolute matured.

If a court canceled a guarantor’s guarantee, you would no longer have a claim against that guarantor or its assets. Our assets and the assets of the remaining guarantors may not be sufficient to pay the amount then due under the exchange notes.

Our corporate structure may materially adversely affect our ability to meet our debt service obligations under the exchange notes.

A significant portion of our consolidated assets is held by our subsidiaries. We have manufacturing or sales operations in most countries in the world, often through subsidiary companies. Our cash flow and our ability to service our debt, including the exchange notes, depends on the results of operations of these subsidiaries and upon the ability of these subsidiaries to make distributions of cash to us, whether in the form of dividends, loans or otherwise. In recent years, our foreign subsidiaries have been a significant source of cash flow for our business. In certain countries where we operate, transfers of funds into or out of such countries are generally or periodically subject to various restrictive governmental regulations and there may be adverse tax consequences to such transfers. In addition, our debt instruments in certain cases place limitations on the ability of our subsidiaries to make distributions of cash to us. While the indenture governing the exchange notes limits our ability to enter into agreements that restrict our ability to receive dividends and other distributions from our subsidiaries, these limitations are subject to a number of significant exceptions, we are generally permitted to enter into such instruments in connection with financing our foreign subsidiaries, and limitations in existing agreements are not restricted. Furthermore, our subsidiaries are separate and distinct legal entities and those that are not subsidiary guarantors of the notes have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose.

If either series of exchange notes is rated investment grade at any time by both Standard & Poor’s and Moody’s, certain covenants contained in the indenture will be suspended for that series of exchange notes, and the holders of such exchange notes will lose the protection of these covenants.

The indenture governing the exchange notes contains certain covenants that will be suspended and cease to have any effect with respect to a particular series of exchange notes from and after the first date when such exchange notes are rated investment grade by both Standard & Poor’s and Moody’s. See “Description of the Exchange Notes — Certain Covenants — Suspended Covenants.” These covenants restrict, among other things, our ability to pay dividends, incur certain liens, incur additional debt and to enter into certain types of transactions. Because these restrictions would not apply to a series of exchange notes at any time that such exchange notes are rated investment grade, the holders of such exchange notes would not be able to prevent us from incurring substantial additional debt and granting additional liens on our property. If after these covenants are suspended, Standard & Poor’s or Moody’s were to downgrade their ratings of such exchange notes to a non-investment grade level, the covenants would be reinstated and the holders of such exchange notes would again have the protection of these covenants. However, any liens or indebtedness incurred or other transactions entered into during such time as the exchange notes were rated investment grade would be permitted.

We may not have the ability to raise the funds necessary to finance a change of control offer required by the indenture.

Upon the occurrence of specific change of control events under the indenture governing the notes, we will be required to offer to repurchase all of the exchange notes then outstanding at 101% of the principal amount, plus accrued and unpaid interest, to the repurchase date. A change of control may also accelerate our obligations to repay amounts outstanding under our credit agreements and require us to make a similar offer to purchase our senior secured notes and our 9% senior notes due 2015. We may not have sufficient assets or be able to obtain sufficient third party financing on favorable terms to satisfy all of our obligation under the exchange notes and these other instruments upon a change of control.

Under the terms of certain of our existing credit agreements, a change in control will result in an event of default. Any future credit agreements or other agreements or instruments relating to indebtedness to which we become a party may contain restrictions on our ability to offer to repurchase the exchange notes in connection with a change of control. In the event a change of control occurs at a time when we are prohibited from offering to purchase the exchange notes, we could attempt to obtain the consent of the lenders under those agreements or attempt to refinance the related indebtedness.

Your right to require us to redeem the exchange notes is limited.

The holders of exchange notes have limited rights to require us to purchase or redeem the exchange notes in the event of a takeover, recapitalization or similar restructuring, including an issuer recapitalization or similar transaction with management. Consequently, the change of control provisions of the indenture governing the exchange notes will not afford any protection in a highly leveraged transaction, including a transaction initiated by us, if such transaction does not result in a change of control or otherwise result in an event of default under the indenture. Accordingly, the change of control provision is likely to be of limited effect in such situations.

If an active trading market does not develop for the exchange notes, you may be unable to sell the exchange notes or to sell them at a price you deem sufficient.

The exchange notes will be new securities for which there is no established trading market. We do not intend to list the exchange notes on any national securities exchange. We cannot give you any assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their exchange notes; or

•	the price at which holders would be able to sell their exchange notes.

Even if a trading market develops, the exchange notes may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including:

•	prevailing interest rates;

•	the number of holders of the exchange notes;

•	the interest of securities dealers in making a market for the exchange notes;

•	the market for similar exchange notes; and

•	our operating performance and financial condition.

Moreover, the market for non-investment grade debt has historically been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions. A disruption may have a negative effect on you as a holder of the notes, regardless of our prospects or performance.

Finally, if a large number of holders of original notes do not tender original notes or tender original notes improperly, the limited amount of exchange notes that would be issued and outstanding after we complete the exchange offer could adversely affect the development of a market for the exchange notes.

Risks Related to the Exchange Offer

If you do not properly tender your original notes for exchange notes, you will continue to hold unregistered notes that are subject to transfer restrictions.

We will only issue exchange notes in exchange for original notes that are timely received by the exchange agent together with all required documents. Therefore, you should allow sufficient time to ensure timely delivery of the original notes and you should carefully follow the instructions on how to tender your original notes set forth under “The Exchange Offer — Procedures for Tendering Original Notes” and in the letter of transmittal that you will receive with this prospectus. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the original notes.

If you do not tender your original notes or if we do not accept your original notes because you did not tender your original notes properly, then you will continue to hold original notes that are subject to the existing transfer restrictions. In addition, if you tender your original notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you continue to hold any original notes after the exchange offer is completed, you may have difficulty selling them because of the restrictions on transfer and because there will be fewer original notes outstanding. In addition, if a large amount of original notes are not tendered or are tendered improperly, the limited amount of exchange notes that would be issued and outstanding after we complete the exchange offer could lower the market price of the exchange notes.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreements by and among us, our subsidiary guarantors and the initial purchasers of the original notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. We will receive in exchange outstanding notes in like principal amount. We will retire or cancel all of the outstanding notes tendered in the exchange offer.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the last five years and for the six months ended June 30, 2007.

Year Ended December 31,					Six Months Ended
2006	2005	2004	2003	2002	June 30, 2007

*	1.82	1.42	**	***	1.20

*	Earnings for the year ended December 31, 2006 were inadequate to cover fixed charges. The coverage deficiency was $210 million.

**	Earnings for the year ended December 31, 2003 were inadequate to cover fixed charges. The coverage deficiency was $714 million.

***	Earnings for the year ended December 31, 2002 were inadequate to cover fixed charges. The coverage deficiency was $34 million.

For purposes of calculating our ratio of earnings to fixed charges:

•	earnings consist of pre-tax (loss) income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees plus (i) amortization of previously capitalized interest, (ii) distributed income of equity investees and (iii) pre-tax losses of equity investees for which charges arising from guarantees are included in the fixed charges, less (i) capitalized interest and (ii) minority interest in pre-tax income of consolidated subsidiaries with no fixed charges.

•	fixed charges consist of (i) interest expense, (ii) capitalized interest, (iii) amortization of debt discount, premium or expense, (iv) the interest portion of rental expense (estimated to equal 1/3 of such expense, which is considered a reasonable approximation of the interest factor) and (v) proportionate share of fixed charges of investees accounted for by the equity method.

•	the consolidated ratio of earnings to fixed charges is determined by adding back fixed charges, as defined above, to earnings, as defined above, which is then divided by fixed charges, as defined above.

SELECTED FINANCIAL DATA

The following table sets forth selected consolidated financial data for each of the years ended 2006, 2005, 2004, 2003 and 2002 and for the six months ended June 30, 2007 and 2006. The selected consolidated financial data present the results of our Engineered Products business, which was previously a reportable operating segment, as discontinued operations for all periods presented. The financial data below is only a summary. It should be read in conjunction with our historical consolidated financial statements, including the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the annual and quarterly reports filed by us with the SEC. See “Where You Can Find Additional Information.” The historical financial information presented may not be indicative of our future performance.

						Six Months Ended
	Year Ended December 31,(1)					June 30,
	2006(2)	2005(3)	2004(4)	2003(5)	2002(6)	2007(7)	2006(8)
	(In millions, except per share amounts)

Net Sales	$18,751	$18,098	$16,885	$13,900	$12,705	$9,420	$9,200
(Loss) Income from Continuing Operations	$(373)	$124	$14	$(846)	$(1,325)	(81)	13
Discontinued Operations	43	115	101	39	78	(37)	63

(Loss) Income before Cumulative Effect of Accounting Change	(330)	239	115	(807)	(1,247)	(118)	76
Cumulative Effect of Accounting Change	—	(11)	—	—	—	—	—

Net (Loss) Income	$(330)	$228	$115	$(807)	$(1,247)	$(118)	$76

Net (Loss) Income Per Share — Basic (Loss) Income from Continuing Operations	$(2.11)	$0.70	$0.08	$(4.83)	$(7.93)	$(0.43)	$0.07
Discontinued Operations	0.25	0.66	0.57	0.22	0.46	(0.20)	0.36

(Loss) Income before Cumulative Effect of Accounting Change	(1.86)	1.36	0.65	(4.61)	(7.47)	(0.63)	0.43
Cumulative Effect of Accounting Change	—	(0.06)	—	—	—	—	—

Net (Loss) Income Per Share — Basic	$(1.86)	$1.30	$0.65	$(4.61)	$(7.47)	$(0.63)	$0.43

Net (Loss) Income Per Share — Diluted (Loss) Income from Continuing Operations	$(2.11)	$0.66	$0.08	$(4.83)	$(7.93)	$(0.43)	$0.07
Discontinued Operations	0.25	0.55	0.57	0.22	0.46	(0.20)	0.36

(Loss) Income before Cumulative Effect of Accounting Change	(1.86)	1.21	0.65	(4.61)	(7.47)	$(0.63)	$0.43
Cumulative Effect of Accounting Change	—	(0.05)	—	—	—	—	—

Net (Loss) Income Per Share — Diluted	$(1.86)	$1.16	$0.65	$(4.61)	$(7.47)	$(0.63)	$0.43

Dividends Per Share	$—	$—	$—	$—	$0.48	$—	$—
Total Assets	17,029	15,598	16,082	14,283	12,456	16,504	15,921
Long Term Debt and Capital Leases due Within One Year	405	448	1,010	113	369	182	560
Long Term Debt and Capital Leases	6,562	4,741	4,442	4,825	2,990	5,038	4,521
Shareholders’ (Deficit) Equity	(758)	73	74	(33)	221	970	222

(1)	Refer to “Principles of Consolidation” and “Recently Issued Accounting Standards” in the Note to the Consolidated Financial Statements No. 1, Accounting Policies, in our Current Report on Form 8-K, dated August 24, 2007.

(2)	Net loss in 2006 included net after-tax charges of $804 million, or $4.54 per share — diluted, due to the impact of the USW strike, rationalization charges, accelerated depreciation and asset write offs, and general and product liability — discontinued products. Net loss in 2006 included net after-tax benefits of $283 million, or $1.60 per share — diluted, from certain tax adjustments, settlements with raw material suppliers, asset sales and increased estimated useful lives of our tire mold equipment. Of these amounts, discontinued operations in 2006 included net after-tax charges of $56 million, or $0.32 per share — diluted, due to the impact of the USW strike, rationalization charges, accelerated depreciation and asset write offs, and net after-tax benefits of $16 million, or $0.09 per share — diluted, from settlements with raw material suppliers.

(3)	Net income in 2005 included net after-tax charges of $68 million, or $0.33 per share — diluted, due to reductions in production resulting from the impact of hurricanes, fire loss recovery, favorable settlements with certain chemical suppliers, rationalizations, receipt of insurance proceeds for an environmental insurance settlement, general and product liability-discontinued products, asset sales, write-off of debt fees, the cumulative effect of adopting FIN 47, and the impact of certain tax adjustments. Of these amounts, discontinued operations in 2005 included after-tax charges of $4 million, or $0.02 per share — diluted, for rationalizations.

(4)	Net sales in 2004 increased $1 billion resulting from the consolidation of two businesses in accordance with FIN 46R. Net income in 2004 included net after-tax charges of $154 million, or $0.87 per share — diluted, for rationalizations and related accelerated depreciation, general and product liability-discontinued products, insurance fire loss deductibles, external professional fees associated with an accounting investigation and asset sales. Net income in 2004 also included net after-tax benefits of $239 million, or $1.34 per share — diluted, from an environmental insurance settlement, net favorable tax adjustments and a favorable lawsuit settlement. Of these amounts, discontinued operations in 2004 included net after-tax charges of $28 million, or $0.16 per share — diluted, for rationalizations and related acceleration depreciation, and after-tax gains of $4 million, or $0.02 per share — diluted, from asset sales and a favorable lawsuit settlement.

(5)	Net loss in 2003 included net after-tax charges of $516 million, or $2.93 per share — diluted, for rationalizations, general and product liability-discontinued products, accelerated depreciation and asset write-offs, net favorable tax adjustments, and an unfavorable settlement of a lawsuit. In addition, we recorded account reconciliation adjustments related to Engineered Products in the restatements totaling $19 million or $0.11 per share in 2003. Of these amounts, discontinued operations in 2003 included net after-tax charges of $29 million, or $0.17 per share — diluted, for rationalizations, favorable tax adjustments and asset sales. In addition, discontinued operations included charges for account reconciliation adjustments in the restatements totaling $19 million or $0.11 per share in 2003.

(6)	Net loss in 2002 included net after-tax charges of $24 million, or $0.14 per share — diluted, for general and product liability — discontinued products, asset sales, rationalizations, and the write-off of a miscellaneous investment. Net loss also included a non-cash charge of $1.2 billion, or $7.31 per share — diluted, to establish a valuation allowance against net federal and state deferred tax assets. Of these amounts, discontinued operations in 2002 included net after-tax charges of $5 million, or $0.03 per share — diluted, for rationalizations and after-tax gains of $1 million, or $0.01 per share — diluted, from asset sales.

(7)	Net loss in the first six months of 2007 included after-tax pension plan curtailment and termination charges of $136 million, primarily related to the announced benefit plan changes, after-tax rationalization charges including accelerated depreciation and asset write offs of $57 million primarily related to the closure of the Tyler, Texas and Valleyfield, Quebec facilities, and approximately $40 million of costs associated with the USW strike. Also included was after-tax charges of $33 million related to the redemption of long term debt, $14 million of debt issuance costs written-off in connection with our refinancing activities, a gain of $16 million related to asset sales, and a tax benefit of $11 million related to an out-of-period tax adjustment related to our correction of the inflation adjustment on equity of our subsidiary in Colombia. Of these amounts, discontinued operations included after-tax charges of $72 million related to pension plan curtailment and termination costs and after-tax rationalization charges of $12 million.

(8)	Net income in the first six months of 2006 included after-tax gains of $32 million related to favorable settlements with certain raw material suppliers and after-tax rationalization charges including accelerated depreciation and asset write offs of $95 million primarily related to the closure of the Washington, United Kingdom and Upper Hutt, New Zealand facilities. Also included was an after-tax pension plan curtailment gain of approximately $13 million and an after-tax gain of $10 million resulting from the favorable resolution of a legal matter in Latin American Tire. Of these amounts, discontinued operations included after-tax gains of $5 million related to favorable settlements with certain raw material suppliers and after-tax rationalization charges of $2 million.

THE EXCHANGE OFFER

General

We are offering to exchange (a) $500,000,000 aggregate principal amount of our new Senior Floating Rate Notes due 2009 for a like principal amount of our outstanding unregistered Senior Floating Rate Notes due 2009, and (b) $325,000,000 aggregate principal amount of our new 8.625% Senior Notes due 2011 for a like principal amount of our outstanding unregistered 8.625% Senior Notes due 2011. We are making the exchange offer for all of the original notes that are currently outstanding. Your participation in the exchange offer is voluntary, and you should carefully consider whether to accept this offer.

Our obligations to accept original notes for exchange notes pursuant to the exchange offer are limited by the conditions listed below under “ — Conditions to the Exchange Offer.” We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose of the Exchange Offer

We issued and sold the original notes on November 21, 2006 in a transaction exempt from the registration requirements of the Securities Act. Because the sale of the original notes was exempt from registration under the Securities Act, a holder may reoffer, resell or otherwise transfer the original notes only if the original notes are registered under the Securities Act or if an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

In connection with the issuance and sale of the original notes, we entered into a registration rights agreement with respect to each series of original notes pursuant to which we agreed, among other things, (i) to use commercially reasonable efforts to cause the registration statement of which this prospectus is a part to become effective and (ii) to use commercially reasonable efforts to complete the exchange offer no later than 60 days after the effective date of the registration statement of which this prospectus is a part.

If there is a change in SEC policy that in the reasonable opinion of our counsel raises a substantial question as to whether the exchange offer is permitted by applicable federal law, we will seek a favorable decision from the staff of the SEC allowing us to consummate the exchange offer. In addition, there are circumstances under which we are required to file a shelf registration statement with respect to resales of the original notes. We have filed a copy of each registration rights agreement as an exhibit to the registration statement on Form S-4 with respect to the exchange notes offered by this prospectus.

We are making the exchange offer to satisfy our obligations under the registration rights agreements. Holders of original notes that do not tender their original notes or whose original notes are tendered but not accepted will have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their original notes.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Resale of Exchange Notes

We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the exchange notes issued pursuant to the exchange offer in exchange for the original notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on interpretations by the staff in a series of no-action letters issued to third parties, we believe that exchange notes issued pursuant to the exchange offer in exchange for original notes may be offered for sale, resold and otherwise transferred by any holder of exchange notes if:

•	the holder is not our affiliate within the meaning of Rule 405 under the Securities Act;

•	the holder is not a broker-dealer who purchases such exchange notes directly from us to resell pursuant to Rule 144A or any other available exception under the Securities Act;

•	the exchange notes are acquired in the ordinary course of the holder’s business; and

•	the holder does not intend to participate in a distribution of the exchange notes.

Any holder who exchanges original notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Because the SEC has not considered our exchange offer in the context of a no-action letter, we cannot assure you that the staff would make a similar determination with respect to the exchange offer. Any holder that is an affiliate of ours or that tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes will be deemed to have received restricted securities and will not be allowed to rely on the interpretations by the staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

If you participate in the exchange offer, you must acknowledge, among other things, that you are not participating in, and do not intend to participate in, a distribution of exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for original notes, and you acquired your original notes as a result of your market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any original notes that are properly tendered and are not withdrawn prior to the expiration of the exchange offer.

The date of acceptance for exchange of the original notes and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date unless we extend the date as described in this prospectus. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of the corresponding series of the original notes surrendered under the exchange offer. The original notes may be tendered only in integral multiples of $1,000. The exchange notes will be delivered on the earliest practicable date following the exchange date.

The form and terms of the exchange notes will be substantially identical to the form and terms of the corresponding series of the original notes, except the exchange notes:

•	will be registered under the Securities Act; and

•	will not bear legends restricting their transfer.

The exchange notes will evidence the same debt as the original notes. The exchange notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the original notes. The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered for exchange.

This prospectus and the letter of transmittal are being sent to all registered holders of original notes. There will be no fixed record date for determining registered holders of original notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. Original notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture. Holders of original notes do not have any appraisal or dissenters rights under the indenture or otherwise in connection with the exchange offer.

We will be deemed to have accepted for exchange properly tendered original notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the holders of original notes who surrender them in the exchange offer for the purposes of receiving the exchange notes from us and delivering the exchange notes to their holders. The exchange agent will make the exchange as promptly as practicable on or after the date of acceptance for exchange of the original notes. We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under “— Conditions to the Exchange Offer.”

Holders who tender original notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. It is important that you read “— Solicitation of Tenders; Fees and Expenses” and “— Transfer Taxes” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extension; Termination; Amendment

The exchange offer will expire at 5:00 p.m., New York City time, on          , 2007, unless we have extended the period of time that the exchange offer is open. The expiration date will be at least 20 business days after the beginning of the exchange offer as required by Rule 14e-1(a) under the Exchange Act.

We reserve the right to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any original notes, by giving oral or written notice to the exchange agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any extension, all original notes previously tendered will remain subject to the exchange offer unless properly withdrawn.

We also reserve the right to:

•	end or amend the exchange offer and not to accept for exchange any original notes not previously accepted for exchange upon the occurrence of any of the events specified below under “— Conditions to the Exchange Offer” that have not been waived by us; and

•	amend the terms of the exchange offer in any manner that, in our good faith judgment, is advantageous to you, whether before or after any tender of the original notes.

If any termination or amendment occurs, we will notify the exchange agent and will either issue a press release or give oral or written notice to you as promptly as practicable.

Procedures for Tendering Original Notes

We have forwarded to you, along with this prospectus, a letter of transmittal relating to the exchange offer. A holder need not submit a letter of transmittal if the holder tenders original notes in accordance with the procedures mandated by The Depository Trust Company’s Automated Tender Offer Program, or ATOP. To tender original notes without submitting a letter of transmittal, the electronic instructions sent to The Depository Trust Company and transmitted to the exchange agent must contain your acknowledgment of receipt of, and your agreement to be bound by and to make all of the representations contained in, the letter of transmittal. In all other cases, a letter of transmittal must be manually executed and delivered as described in this prospectus.

Only a holder of record of original notes may tender original notes in the exchange offer. To tender in the exchange offer, a holder must:

(1) either:

•	properly complete, duly sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires and deliver the letter of transmittal or facsimile together with any other documents required by the letter of transmittal, to the exchange agent prior to the expiration date; or

•	instruct The Depository Trust Company to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the original notes acknowledges and agrees to be bound by the terms of the letter of transmittal, which computer-generated message shall be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, according to the procedure for book-entry transfer described below; and

(2) deliver to the exchange agent prior to the expiration date confirmation of book-entry transfer of your old notes into the exchange agent’s account at The Depository Trust Company, or DTC, pursuant to the procedure for book-entry transfers described in this prospectus under the heading “— Procedures for Tendering Original Notes.”

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under “— Exchange Agent” before expiration of the exchange offer. To receive confirmation of valid tender of original notes, a holder should contact the exchange agent at the telephone number listed under ‘‘— Exchange Agent.”

The tender of notes by a holder that are not withdrawn prior to expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

If the letter of transmittal or any other required documents are physically delivered to the exchange agent, the method of delivery is at the holder’s election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before expiration of the exchange offer. Holders should not send the letter of transmittal to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf.

If the applicable letter of transmittal is signed by a participant in The Depository Trust Company, the signature must correspond with the name as it appears on the security position listing as the holder of the original notes.

A signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution. Eligible guarantor institutions include banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The signature need not be guaranteed by an eligible guarantor institution if the original notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If the letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered original notes. Our determination will be final and binding. We reserve the absolute right to reject any original notes not properly tendered or any original notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of original notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of original notes will not be deemed made until those defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In all cases, we will issue exchange notes for original notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	a timely book-entry confirmation that original notes have been transferred into the exchange agent’s account at The Depository Trust Company; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

Holders should receive copies of the letter of transmittal with the prospectus. A holder may obtain additional copies of the letter of transmittal for the original notes from the exchange agent at its offices listed under “ — Exchange Agent.” By signing the letter of transmittal, or causing The Depository Trust Company to transmit an agent’s message to the exchange agent, each tendering holder of original notes will represent to us that, among other things:

•	any exchange notes that the holder receives will be acquired in the ordinary course of its business;

•	the holder is not engaged in, and does not intend to engage in, the distribution (within the meaning of the federal securities laws) of the exchange notes;

•	the holder has no arrangement or understanding with anyone to participate in a distribution of the exchange notes;

•	the holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of us or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act; and

•	if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of those exchange notes (see “Plan of Distribution”).

The Depository Trust Company Book-Entry Transfer

The exchange agent has established an account with respect to the original notes at The Depository Trust Company for purposes of the exchange offer.

With respect to the original notes, the exchange agent and The Depository Trust Company have confirmed that any financial institution that is a participant in The Depository Trust Company may utilize The Depository Trust Company ATOP procedures to tender original notes.

With respect to the original notes, any participant in The Depository Trust Company may make book-entry delivery of original notes by causing The Depository Trust Company to transfer the original notes into the exchange agent’s account in accordance with The Depository Trust Company’s ATOP procedures for transfer.

However, the exchange for the original notes so tendered will be made only after a book-entry confirmation of such book-entry transfer of original notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by The Depository Trust Company and received by the exchange agent and forming part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from a participant tendering original notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

Guaranteed Delivery Procedures

Holders wishing to tender their original notes but whose original notes are not immediately available or who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent or cannot comply with the applicable procedures described above before expiration of the exchange offer may tender if:

•	the tender is made through an eligible guarantor institution;

•	before expiration of the exchange offer, the exchange agent receives from the eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent’s message and notice of guaranteed delivery (i) setting forth the name and address of the holder and the registered number(s) and the principal amount of original notes tendered, (ii) stating that the tender is being made by guaranteed delivery and (iii) guaranteeing that, within three New York Stock Exchange trading days after expiration of the exchange offer, the letter of transmittal, or facsimile thereof, together with the original notes or a book-entry transfer confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal, or facsimile thereof, as well as all tendered original notes in proper form for transfer or a book-entry transfer confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after expiration of the exchange offer.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their original notes according to the guaranteed delivery procedures set forth above.

Withdrawal Rights

You may withdraw your tender of original notes at any time before 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, the exchange agent must receive a computer generated notice of withdrawal, transmitted by The Depository Trust Company on behalf of the holder in accordance with the standard operating procedure of The Depository Trust Company or a written notice of withdrawal, sent by facsimile transmission, receipt confirmed by telephone, or letter, before the expiration date. Any notice of withdrawal must:

•	specify the name of the person that tendered the original notes to be withdrawn;

•	identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of such original notes;

•	specify the principal amount of original notes to be withdrawn;

•	include a statement that the holder is withdrawing its election to have the original notes exchanged;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the original notes into the name of the person withdrawing the tender; and

•	specify the name in which any of the original notes are to be registered, if different from that of the person that tendered the original notes.

Any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn original notes or otherwise comply with The Depository Trust Company’s procedures.

Any original notes withdrawn will not have been validly tendered for exchange for purposes of the exchange offer. Any original notes that have been tendered for exchange but which are not exchanged for any reason will be credited to an account with The Depository Trust Company specified by the holder, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be re-tendered by following one of the procedures described under “— Procedures for Tendering Original Notes” above at any time on or before the expiration date.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the exchange date, all original notes properly tendered that have not been withdrawn and will issue the exchange notes promptly after the acceptance. Please refer to the section in this prospectus entitled “— Conditions to the Exchange Offer” below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when we give notice of acceptance to the exchange agent.

For each original note accepted for exchange, the holder of the original note will receive an exchange note of the corresponding series having a principal amount at maturity equal to that of the surrendered original note.

In all cases, we will issue exchange notes for original notes that are accepted for exchange pursuant to the exchange offer only after the exchange agent timely receives a book-entry confirmation of the original notes into the exchange agent’s account at The Depository Trust Company, and a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes (or any series of original notes) and may terminate or amend the exchange offer, by notice to the exchange agent or by a timely press release, at any time before accepting any of the original notes for exchange, if, in our reasonable judgment:

•	the exchange notes to be received will not be tradeable by the holder without restriction under the Securities Act, the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

•	the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

•	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency or regulatory authority with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the original notes of any holder that has not made to us:

•	the representations described under “— Resale of Exchange Notes,” “— Procedures for Tendering Original Notes” and “Plan of Distribution”; and

•	such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any original notes by giving oral or written notice of such extension to their holders. During any such extensions, all original notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any original notes that we do not accept for exchange for any reason without expense to their tendering holders as promptly as practicable after the expiration or termination of the exchange offer.

In addition, we expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We expressly reserve the right, at any time or at various times, to waive any of the conditions of the exchange offer, in whole or in part. We will give oral or written notice of any extension, amendment, non-acceptance, termination or waiver to the holders of the original notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any original notes tendered, and will not issue exchange notes in exchange for any such original notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered for exchange.

Exchange Agent

We have appointed Wells Fargo Bank, N.A. as the exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter for transmittal and requests for the notice of guaranteed delivery, as well as all executed letters of transmittal to the exchange agent at the addresses listed below:

By Hand or Overnight Delivery:

Wells Fargo Bank, N.A.
Attn: Corporate Trust Operations
Sixth and Marquette
MAC N9303-121
Minneapolis, MN 55479

By Registered or Certified Mail:

Wells Fargo Bank, N.A.
Attn: Corporate Trust Operations
Sixth and Marquette
MAC N9303-121
Minneapolis, MN 55479

By Facsimile Transmission:

(612) 667-6282
Attn: Corporate Trust Operations

To Confirm by Telephone or for Information:

(800) 344-5128

DELIVERY TO AN ADDRESS OTHER THAN AS LISTED ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Solicitation of Tenders; Fees and Expenses

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

We will pay the estimated cash expenses to be incurred in connection with the exchange offer, including the following:

•	fees and expenses of the exchange agent and trustee;

•	SEC registration fees;

•	accounting and legal fees; and

•	printing and mailing expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of original notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing original notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of original notes tendered;

•	exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the original notes;

•	tendered original notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of original notes under the exchange offer.

If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

We will record the exchange notes at the same carrying value of the original notes of the corresponding series reflected in our accounting records on the date the exchange offer is completed. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of exchange notes for original notes. We will amortize certain expenses incurred in connection with the issuance of the exchange notes over the respective terms of the exchange notes.

Consequences of Failure to Exchange

If you do not exchange your original notes for exchange notes of the corresponding series pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of the original notes as described in the legend on the notes. In general, the original notes may be offered or sold only if registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the original notes under the Securities Act.

Your participation in the exchange offer is voluntary, and you should carefully consider whether to participate. We urge you to consult your financial and tax advisors in making a decision whether or not to tender your original notes. Please refer to the section in this prospectus entitled “Certain United States Federal Tax Considerations.”

As a result of the making of, and upon acceptance for exchange of all validly tendered original notes pursuant to the terms of, the exchange offer, we will have fulfilled a covenant contained in the registration rights agreements. If you do not tender your original notes in the exchange offer, you will be entitled to all the rights and limitations applicable to the original notes under the indenture, except for any rights under the registration rights agreements that by their terms end or cease to have further effectiveness as a result of the making of the exchange offer. To the extent that original notes are tendered and accepted in the exchange offer, the trading market for untendered, or tendered but unaccepted, original notes could be adversely affected. Please refer to the section in this prospectus entitled “Risk Factors — Risks Related to the Exchange Offer — If you do not properly tender your original notes for exchange notes, you will continue to hold unregistered notes which are subject to transfer restrictions.”

We may in the future seek to acquire untendered original notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. However, we have no present plans to acquire any original notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered original notes.

Holders of the original notes and exchange notes that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage thereof have taken certain actions or exercised certain rights under the indenture governing the original notes and the exchange notes.

DESCRIPTION OF THE EXCHANGE NOTES

The terms of the exchange notes are the same in all material respects as the terms of the corresponding series of the original notes, except that the exchange notes will be registered under the Securities Act and, therefore, the transfer restrictions applicable to the original notes will not be applicable to the exchange notes and the exchange notes will not bear any legends restricting their transfer. The exchange notes will evidence the same debt as the corresponding series of the original notes and both the original notes and the exchange notes will be governed by the same indenture. Each series of the original notes and the corresponding series of the exchange notes will be treated as a single class of notes should any original notes remain outstanding following the exchange offer.

Definitions of certain terms used in this Description of the Exchange Notes may be found under the heading “Certain Definitions.” For purposes of this section, the term “Company” refers only to The Goodyear Tire & Rubber Company and not to any of its Subsidiaries; the terms “we,” “our” and “us” refer to The Goodyear Tire & Rubber Company and, where the context so requires, certain or all of its Subsidiaries. Certain of the Company’s Subsidiaries will guarantee the Notes and therefore will be subject to many of the provisions contained in this Description of the Exchange Notes. Each Subsidiary which guarantees the Notes is referred to in this section as a “Subsidiary Guarantor.” Each such guarantee is termed a “Subsidiary Guarantee.” References to the “Notes” refer to the exchange notes and include (i) the 8.625% Senior Notes due 2011 offered hereby (the “Fixed Rate Notes”) and (ii) the Senior Floating Rate Notes due 2009 offered hereby (the “Floating Rate Notes”). The Fixed Rate Notes and the Floating Rate Notes are two separate series of notes under the indenture for purposes of, among other things, payments of principal and interest, Events of Default and consents to amendments to the indenture and the Notes. The Fixed Rate Notes and the Floating Rate Notes rank equally in right of payment with each other.

The exchange notes will be issued and the original notes were issued, under an indenture, dated as of November 21, 2006 (the “Indenture”), among the Company, the Subsidiary Guarantors and Wells Fargo Bank, N.A. as trustee (the “Trustee”), a copy of which is available upon request to the Company. The Indenture contains provisions which define your rights under the Notes. In addition, the Indenture governs the obligations of the Company and of each Subsidiary Guarantor under the Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.

The following description is meant to be only a summary of the provisions of the Indenture that we consider material. It does not restate the terms of the Indenture in their entirety. We urge that you carefully read the Indenture because the Indenture, and not this description, govern your rights as Holders. You may request copies of the Indenture at our address set forth under the heading “Incorporation by Reference.”

Overview of the Notes

The Notes:

•	will be unsecured senior obligations of the Company;

•	will be senior in right of payment to all future Subordinated Obligations of the Company; and

•	will be guaranteed by each Subsidiary Guarantor.

Principal, Maturity and Interest

Fixed Rate Notes.  We initially issued unregistered fixed rate notes in an aggregate principal amount of $500.0 million. On June 29, 2007, we redeemed $175,000,000 in aggregate principal amount of the unregistered fixed rate notes and $325,000,000 in aggregate principal amount of the unregistered fixed rate notes will remain outstanding and will be eligible for exchange in this exchange offer. The Fixed Rate Notes will mature on December 1, 2011. We will issue the Fixed Rate Notes in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.

Each Fixed Rate Note we issue will bear interest at a rate of 8.625% per annum beginning on November 21, 2006 from the most recent date to which interest has been paid or provided for on the original unregistered notes. We will pay interest semiannually to Holders of record at the close of business on the May 15 or November 15 immediately preceding the interest payment date on June 1 and December 1 of each year. We will begin paying interest to Holders on June 1, 2007.

Floating Rate Notes.  We initially issued unregistered floating rate notes in an aggregate principal amount of $500.0 million. The Floating Rate Notes will mature on December 1, 2009. We will issue the Floating Rate Notes in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.

Each Floating Rate Note we issue will bear interest at a rate equal to the Applicable Floating Rate, beginning on November 21, 2006 or from the most recent date to which interest has been paid or provided for on the original unregistered notes. The Applicable Floating Rate will be reset semiannually on June 1 and December 1 of each year. We will pay interest semiannually to Holders of record at the close of business on the May 15 or November 15 immediately preceding the interest payment date on June 1 and December 1 of each year. We will begin paying interest to Holders on June 1, 2007.

The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by U.S. law of general application.

Indenture May be Used for Future Issuances

We may issue an unlimited aggregate principal amount of additional Notes of any series having identical terms and conditions to the applicable Notes we are currently offering (“Additional Fixed Rate Notes” and “Additional Floating Rate Notes”, collectively the “Additional Notes”); provided, however, that we will only be permitted to issue such Additional Notes if at the time of and after giving effect to such issuance we are in compliance with the covenants contained in the Indenture, including the covenant relating to the Incurrence of additional Indebtedness. Any Additional Notes of a series will be part of the same issue as the Notes of such series that we are currently offering, will vote on all matters with such Notes and will be fungible with such Notes for tax purposes.

Paying Agent and Registrar

We will pay the principal of, premium, if any, and interest on the Notes at any office of ours or any agency designated by us. We have initially designated the corporate trust office of the Trustee to act as the agent of the Company in such matters. The location of the corporate trust office is Wells Fargo Bank, N.A., Corporate Trust Services, Sixth Street & Marquette Avenue, N9 303-120, Minneapolis, MN 55479. We however, reserve the right to pay interest to Holders by check mailed directly to Holders at their registered addresses or, with respect to global notes, by wire transfer.

Holders may exchange or transfer their Notes at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of Notes. We, however, may require Holders to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.

Optional Redemption

Fixed Rate Notes.  Except as set forth under this section, we may not redeem the Fixed Rate Notes prior to December 1, 2009. After this date, we may redeem the Fixed Rate Notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 1 of the years set forth below:

Redemption
Year	Price

2009	104.313%
2010	102.156%
2011	100.000%

Prior to December 1, 2009, we may, on one or more occasions, also redeem up to a maximum of 35% of the original aggregate principal amount of the Fixed Rate Notes (calculated giving effect to any issuance of Additional

Fixed Rate Notes) with the Net Cash Proceeds of one or more Equity Offerings by the Company, at a redemption price equal to 108.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that:

(1) at least 65% of the original aggregate principal amount of the Fixed Rate Notes (calculated giving effect to any issuance of Additional Fixed Rate Notes) remains outstanding after giving effect to any such redemption; and

(2) any such redemption by the Company must be made within 90 days after the closing of such Equity Offering and must be made in accordance with certain procedures set forth in the Indenture.

On June 29, 2007, we redeemed $175,000,000, or 35%, of the original aggregate principal amount of the Fixed Rate Notes for redemption in reliance on this provision.

In addition, prior to December 1, 2009, we may at our option redeem the Fixed Rate Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Fixed Rate Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

“Applicable Premium” means, with respect to a Fixed Rate Note at any redemption date, the greater of (1) 1.00% of the principal amount of such Fixed Rate Note and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Fixed Rate Note on December 1, 2009 (such redemption price being described in the first paragraph in this section exclusive of any accrued interest), plus (ii) all required remaining scheduled interest payments due on such Fixed Rate Note through December 1, 2009 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Fixed Rate Note on such redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after December 1, 2009, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, in each case of (1) and (2), plus 0.50%.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Fixed Rate Notes from the redemption date to December 1, 2009, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of U.S. Dollar denominated corporate debt securities of a maturity most nearly equal to December 1, 2009.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate is applicable, the average of three, or if not possible, such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means one of the Reference Treasury Dealers selected by the Company.

“Reference Treasury Dealer” means Goldman, Sachs & Co. and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

Floating Rate Notes.  We may redeem the Floating Rate Notes, in whole or in part, at any time on not less than 30 nor more than 60 days’ prior notice, at 100.000% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Selection

If we partially redeem the Notes or any series of Notes, the Trustee, subject to the procedures of DTC, will select the Notes of that series to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000, in original principal amount or less will be redeemed in part. If we redeem any Note in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as we have deposited with the Paying Agent funds sufficient to pay the principal of the Notes to be redeemed, plus accrued and unpaid interest thereon.

Subsidiary Guarantees

The Subsidiary Guarantors, as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally Guarantee on a senior unsecured basis the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the “Guaranteed Obligations”). Each of the Subsidiary Guarantors will agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Subsidiary Guarantees. Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The Company will cause each Restricted Subsidiary that enters into a Guarantee of any Indebtedness of the Company or any Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes. See “Certain Covenants — Future Subsidiary Guarantors” below.

Each Subsidiary Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations, (b) be binding upon each Subsidiary Guarantor and its successors and (c) inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns.

The Subsidiary Guarantee of a Subsidiary Guarantor also will be released:

(1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor;

(2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor;

(3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary;

(4) unless there is then existing an Event of Default, at such time and for so long as any such Subsidiary Guarantor that became a Subsidiary Guarantor after November 21, 2006 pursuant to the covenant described under “Certain Covenants — Future Subsidiary Guarantors” does not Guarantee any Indebtedness that would have required such Subsidiary Guarantor to enter into a supplemental indenture pursuant to the covenant described under “Certain Covenants — Future Subsidiary Guarantors;”

(5) at our election, during any Suspension Period; or

(6) if we exercise our legal defeasance option or our covenant defeasance option as described under “Defeasance” or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture.

Ranking

The indebtedness evidenced by these Notes and the Subsidiary Guarantees is unsecured and ranks pari passu in right of payment to the Senior Indebtedness of the Company and the Subsidiary Guarantors, as the case may be. The Notes are guaranteed by the Subsidiary Guarantors.

The Notes are unsecured obligations of the Company. Secured debt and other secured obligations of the Company (including obligations with respect to the Credit Agreements and the Senior Secured Notes) will be effectively senior to the Notes to the extent of the value of the assets securing such debt or other obligations.

The Company currently conducts a portion of its operations through its Subsidiaries. To the extent such Subsidiaries are not Subsidiary Guarantors, creditors of such Subsidiaries, including trade creditors, and preferred stockholders, if any, of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including Holders. The Notes, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of Subsidiaries of the Company that are not Subsidiary Guarantors.

In connection with the sale of our Engineered Products business, our Engineered Products Subsidiaries were automatically released from their obligations as guarantor subsidiaries. As a result, holders of the exchange notes will not have the benefit of guarantees from those subsidiaries. For more information regarding the sale of our Engineered Products business and the release of the guarantees of our Engineered Products Subsidiaries, see “Recent Developments — Sale of Engineered Products Business and Certain Subsidiary Guarantors” above.

For the six months ended June 30, 2007:

(1) the Subsidiary Guarantors had total assets of approximately $2.2 billion, generated net sales of approximately $939 million and incurred a net loss of approximately $16 million; and

(2) the Subsidiaries of the Company, other than those Subsidiaries that are Subsidiary Guarantors, had total assets of approximately $12.5 billion and generated net sales of approximately $9.0 billion and net income of approximately $260 million.

The above financial information does not include eliminations for intercompany transactions.

As of June 30, 2007, there was outstanding:

(1) $4.6 billion of Senior Indebtedness of the Company (other than the Notes), of which $2.8 billion is secured; and

(2) $3.2 billion of Senior Indebtedness of the Subsidiary Guarantors, of which $2.1 billion is secured. Substantially all of such Senior Indebtedness consists of Guarantees of the Company’s Senior Indebtedness.

For a presentation of the financial information pursuant to Rule 3-10 of Regulation S-X, see our Current Report on Form 8-K, dated August 24, 2007.

Although the Indenture limits the incurrence of Indebtedness by the Company and its Restricted Subsidiaries and the issuance of Preferred Stock by the Restricted Subsidiaries, such limitation is subject to a number of significant qualifications. The Company and its Subsidiaries may be able to Incur substantial amounts of additional Indebtedness in certain circumstances. Such Indebtedness may be Senior Indebtedness and, subject to certain limitations, may be secured. See “Certain Covenants — Limitation on Indebtedness” below.

The Notes will rank equally in all respects with all other unsecured Senior Indebtedness of the Company. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.

Change of Control

Upon the occurrence of any of the following events (each a “Change of Control”), each Holder will have the right to require the Company to purchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office;

(3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (as determined on a Consolidated basis) to another Person, and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”), stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts and financial information regarding such Change of Control;

(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

The Company will not be required to make a Change of Control Offer with respect to a series of Notes upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes of such series validly tendered and not withdrawn under such Change of Control Offer. In addition, the Company will not be required to make a Change of Control Offer with respect to a series of Notes upon a Change of Control if such Notes have been called for redemption to the extent that the Company mails a valid notice of redemption to Holders prior to the Change of Control, and thereafter redeems all Notes of such series called for redemption in accordance with the terms set forth in such redemption notice.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the ability of the Company to Incur additional Indebtedness are contained in the covenants described under “Certain Covenants — Limitation on Indebtedness,” “— Limitation on Liens” and “— Limitation on Sale/Leaseback Transactions.” Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The definition of Change of Control includes a phrase relating to the sale of “all or substantially all” the assets of the Company (as determined on a Consolidated basis). Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Company to purchase its Notes as a result of a sale of less than all of the assets of the Company (as determined on a Consolidated basis) to another Person may be uncertain.

The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreements. Future Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to purchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the Holders upon a purchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases.

The provisions under the Indenture relative to the Company’s obligation to make an offer to purchase the Notes of a series as a result of a Change of Control may be waived or modified with respect to that series with the written consent of the Holders of a majority in principal amount of the Notes of that series.

Certain Covenants

The Indenture contains covenants including, among others, those summarized below, with respect to each series of Notes.

Suspended Covenants.  Following the first day (the “Suspension Date”) that:

(1) a series of Notes has an Investment Grade Rating from both of the Rating Agencies; and

(2) no Default has occurred and is continuing under the Indenture with respect to such series of Notes.

The Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized below with respect to such series of Notes under:

(A) “— Limitation on Indebtedness;”

(B) “— Limitation on Restricted Payments;”

(C) “— Limitation on Restrictions on Distributions from Restricted Subsidiaries;”

(D) “— Limitation on Sales of Assets and Subsidiary Stock;”

(E) “— Limitation on Transactions with Affiliates;”

(F) “— Future Subsidiary Guarantors;” and

(G) clause (3) of the first paragraph under the heading “Merger and Consolidation”

(collectively, the “Suspended Covenants”). In addition, the Company may elect to suspend the Subsidiary Guarantees with respect to such series of Notes. In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time with respect to such series of Notes as a result of the foregoing and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to such Notes below an Investment Grade Rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to such series of Notes with respect to future events and the Subsidiary Guarantees will be reinstated with respect to such series of Notes. The period of time between the Suspension Date for such series of Notes and the Reversion Date for such series of Notes is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated with respect to a series of Notes, no default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants with respect to such series of Notes during the Suspension Period. During any Suspension Period with respect to a series of Notes, the Company may not designate any Subsidiary to be an Unrestricted Subsidiary with respect to such series of Notes unless the Company would have been permitted to designate such Subsidiary to be an Unrestricted Subsidiary with respect to such series of Notes if a Suspension Period with respect to such series of Notes had not been in effect for any period.

On the Reversion Date with respect to a series of Notes, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred with respect to such series of Notes pursuant to paragraph (a) of “— Limitation on Indebtedness” or one of the clauses set forth in paragraph (b) of ‘‘— Limitation on Indebtedness” (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date with respect to such series of Notes and after giving effect to Indebtedness Incurred prior to the Suspension Period with respect to such series of Notes and outstanding on the Reversion Date with respect to such series of Notes). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to paragraph (a) or (b) of “— Limitation on Indebtedness,” such Indebtedness will be deemed to have been outstanding on November 21, 2006, so that it is classified as permitted under clause (3)(B) of paragraph (b) of “— Limitation of Indebtedness.” Calculations made after the Reversion Date with respect to a series of Notes of the amount available to be made as Restricted Payments under ‘‘— Limitation on Restricted Payments” will be made as though the covenant described under “— Limitation on Restricted Payments” had been in effect with respect to such series of Notes since November 21, 2006 and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period with respect to a series of Notes will reduce the amount available to be made as Restricted Payments with respect to such series of Notes under paragraph (a) of “— Limitation on Restricted Payments” and the items specified in subclause (4)(C) of paragraph (a) of the covenant described under “— Limitation on Restricted Payments” will increase the amount available to be made under paragraph (a) thereof. For purposes of determining compliance with paragraphs (a) and (b) of the “— Limitation of Sales of Assets and Subsidiary Stock” with respect to a series of Notes, the Net Available Cash from all Asset Dispositions not applied in accordance with the covenant will be deemed to be reset to zero with respect to such series of Notes after the Reversion Date.

In addition, the Indenture also permits, without causing a Default or Event of Default with respect to a series of Notes, the Company and the Restricted Subsidiaries to honor any contractual commitments to take actions in the future after any date on which such series of Notes no longer has an Investment Grade Rating from both of the Rating Agencies as long as such contractual commitments were entered into during a Suspension Period with respect to such series of Notes and not in anticipation of such Notes’ no longer having an Investment Grade Rating from both of the Rating Agencies.

Limitation on Indebtedness.  (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Subsidiary Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto and the application of the proceeds therefrom the Consolidated Coverage Ratio would be greater than 2.0:1.0.

(b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

(1) (x) U.S. Bank Indebtedness in an aggregate principal amount not to exceed the greater of (A) $3 billion, less the aggregate amount of all prepayments of principal applied to permanently reduce any such Indebtedness in satisfaction of the Company’s obligations under the covenant described under “— Limitation on Sales of Assets and Subsidiary Stock” and (B) the sum of (i) 60% of the book value of the inventory of the Company and its Restricted Subsidiaries plus (ii) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries (other than any accounts receivable pledged, sold or otherwise transferred or encumbered by the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction), in each case, as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC and (y) European Bank Indebtedness in an aggregate principal amount not to exceed €525.0 million; provided, however, that the amount of Indebtedness that may be Incurred pursuant to this clause (1) shall be reduced by any amount of Indebtedness Incurred and then outstanding pursuant to the election provision of clause (10)(A)(ii) below;

(2) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that any subsequent event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

(3) Indebtedness (A) represented by the Notes (not including any Additional Notes) and the Subsidiary Guarantees, (B) outstanding on November 21, 2006 (other than the Indebtedness described in clauses (1) and (2) above and clause (12) below) and (C) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) (including Indebtedness that is Refinancing Indebtedness) or the foregoing paragraph (a);

(4) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, that on the date that such Restricted Subsidiary is acquired by the Company, (i) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (4) or (ii) the Consolidated Coverage Ratio immediately after giving effect to such Incurrence and acquisition would be greater than such ratio immediately prior to such transaction and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (4);

(5) Indebtedness (A) in respect of performance bonds, bankers’ acceptances, letters of credit and surety or appeal bonds entered into by the Company or any Restricted Subsidiary in the ordinary course of business, and (B) Hedging Obligations entered into in the ordinary course of business to hedge risks with respect to the Company’s or a Restricted Subsidiary’s interest rate, currency or raw materials pricing exposure and not entered into for speculative purposes;

(6) Purchase Money Indebtedness, Capitalized Lease Obligations and Attributable Debt and Refinancing Indebtedness in respect thereof in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (6) and then outstanding, will not exceed the greater of (A) $600.0 million and (B) 5.0% of Consolidated assets of the Company as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC;

(7) Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction;

(8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of a Financial Officer’s becoming aware of its Incurrence;

(9) any Guarantee (other than the Subsidiary Guarantees) by the Company or a Restricted Subsidiary of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness or other obligations by the Company or such Restricted Subsidiary is permitted under the terms of the Indenture (other than Indebtedness Incurred pursuant to clause (4) above);

(10) (A) Indebtedness of Foreign Subsidiaries in an aggregate principal amount that, when added to all other Indebtedness Incurred pursuant to this clause (10)(A) and then outstanding, will not exceed (i) $900.0 million plus (ii) any amount then permitted to be Incurred pursuant to clause (1) above that the Company instead elects to Incur pursuant to this clause (10)(A) and (B) Indebtedness of Foreign Subsidiaries Incurred in connection with a Qualified Receivables Transaction in an amount not to exceed €300.0 million at any one time outstanding;

(11) Indebtedness constituting unsecured Indebtedness or Secured Indebtedness in an amount not to exceed $850.0 million and Refinancing Indebtedness in respect thereof;

(12) Indebtedness represented by the Senior Secured Notes and the related Guarantees by Subsidiaries of the Company and Refinancing Indebtedness in respect thereof; and

(13) Indebtedness of the Company and the Restricted Subsidiaries in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (13) and then outstanding, will not exceed $150.0 million.

(c) For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this covenant:

(1) Outstanding Indebtedness Incurred pursuant to any of the Credit Agreements prior to or on November 21, 2006 shall be deemed to have been Incurred pursuant to clause (1) of paragraph (b) above;

(2) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(3) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, shall classify such Indebtedness (or any portion thereof) as of the time of Incurrence and will only be required to include the amount of such Indebtedness in one of such clauses (provided that any Indebtedness originally classified as Incurred pursuant to clauses (b)(2) through (b)(13) above may later be reclassified as having been Incurred pursuant to paragraph (a) or any other of clauses (b)(2) through (b)(13) above to the extent that such reclassified Indebtedness could be Incurred pursuant to paragraph (a) or one of clauses (b)(2) through (b)(13) above, as the case may be, if it were Incurred at the time of such reclassification).

(d) For purposes of determining compliance with any U.S. dollar or euro denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent or Euro Equivalent, as the case may be, determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars or euros, as the case may be, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars or euros will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent or Euro Equivalent, as appropriate, of the Indebtedness Refinanced determined on the date of the Incurrence of such Indebtedness, except to the extent that (1) such U.S. Dollar Equivalent or Euro Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the immediately preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent or Euro

Equivalent, as appropriate, of such excess, as appropriate, will be determined on the date such Refinancing Indebtedness is incurred.

Limitation on Restricted Payments.  (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

(1) declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) to the direct or indirect holders of its Capital Stock in their capacity as such, except (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock or, in the case of a Restricted Subsidiary, Preferred Stock) and (B) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has Capital Stock held by Persons other than the Company or other Restricted Subsidiaries, to such other Persons on no more than a pro rata basis);

(2) purchase, repurchase, redeem, retire or otherwise acquire (“Purchase”) for value any Capital Stock of the Company held by any Person (other than a Restricted Subsidiary) or any Capital Stock of a Restricted Subsidiary held by an affiliate of the Company (other than by a Restricted Subsidiary) (other than in exchange for Capital Stock of the Company that is not Disqualified Stock);

(3) Purchase for value, prior to scheduled maturity, any scheduled repayment or any scheduled sinking fund payment, any Subordinated Obligations (other than the Purchase for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such Purchase); or

(4) make any Investment (other than a Permitted Investment) in any Person, (any such dividend, distribution, payment, Purchase or Investment being herein referred to as a “Restricted Payment”) if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(A) a Default will have occurred and be continuing (or would result therefrom);

(B) the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “ — Limitation on Indebtedness;” or

(C) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by a Financial Officer of the Company, whose determination will be conclusive; provided, however, that with respect to any noncash Restricted Payment in excess of $25.0 million, the amount so expended shall be determined in accordance with the provisions of the definition of Fair Market Value) declared or made subsequent to Reference Date would exceed the sum, without duplication, of:

(i) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Reference Date occurs to the most recent fiscal quarter for which financial statements have been filed with the SEC prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

(ii) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to Reference Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to Reference Date;

(iii) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s Consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to Reference Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after Reference Date which is convertible or exchangeable for

Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

(iv) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case realized by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b) The provisions of the foregoing paragraph (a) will not prohibit:

(1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent such sale to such an employee stock ownership plan or trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that:

(A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments, and

(B) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (1) shall be excluded from the calculation of amounts under clause (4)(C)(ii) of paragraph (a) above;

(2) any prepayment, repayment or Purchase for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, other Subordinated Obligations or Indebtedness Incurred under clause (a) of the covenant described under “— Limitation on Indebtedness”; provided, however, that such prepayment, repayment or Purchase for value shall be excluded in the calculation of the amount of Restricted Payments;

(3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this covenant; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

(4) any Purchase for value of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Purchases for value will not exceed $10.0 million in any calendar year; provided further, however, that any of the $10.0 million permitted to be applied for Purchases under this clause (4) in a calendar year (and not so applied) may be carried forward for use in the following two calendar years; provided further, however, that such Purchases for value shall be excluded in the calculation of the amount of Restricted Payments;

(5) so long as no Default has occurred and is continuing, payments of dividends on Disqualified Stock issued after the Reference Date pursuant to the covenant described under “— Limitation on Indebtedness”;

provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

(6) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(7) so long as no Default has occurred and is continuing, any prepayment, repayment or Purchase for value of Subordinated Obligations from Net Available Cash to the extent permitted under the covenant described under “— Limitation on Sales of Assets and Subsidiary Stock” below; provided, however, that such prepayment, repayment or Purchase for value shall be excluded in the calculation of the amount of Restricted Payments;

(8) payments to holders of Capital Stock (or to the holders of Indebtedness that is convertible into or exchangeable for Capital Stock upon such conversion or exchange) in lieu of the issuance of fractional shares; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; or

(9) any Restricted Payment in an amount which, when taken together with all Restricted Payments made after the Reference Date pursuant to this clause (9), does not exceed $50.0 million; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

Limitation on Restrictions on Distributions from Restricted Subsidiaries.  The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company;

(2) make any loans or advances to the Company; or

(3) transfer any of its property or assets to the Company, except:

(A) any encumbrance or restriction pursuant to applicable law, rule, regulation or order or an agreement in effect at or entered into on November 21, 2006;

(B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

(C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

(D) in the case of clause (3), any encumbrance or restriction:

(i) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract; or

(ii) contained in mortgages, pledges and other security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

(E) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(F) any encumbrance or restriction existing under or by reason of Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided, however, that such restrictions apply only to such Receivables Entity;

(G) purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) above;

(H) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements;

(I) restrictions on cash or other deposits or net worth imposed by customers, suppliers or, in the ordinary course of business, other third parties; and

(J) with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness, or any agreement pursuant to which such Indebtedness was issued, if:

(i) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, or

(ii) at the time such Indebtedness is Incurred, such encumbrance or restriction is not expected to materially affect the Company’s ability to make principal or interest payments on the Notes, as determined in good faith by a Financial Officer of the Company, whose determination shall be conclusive.

Limitation on Sales of Assets and Subsidiary Stock.  (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(1) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition,

(2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Additional Assets; provided, however, that the 75% consideration requirement of this clause (2) shall not apply to any Specified Asset Sale, and

(3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

(A) first, to the extent the Company elects (or is required by the terms of any applicable Indebtedness) (i) to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Senior Indebtedness of the Company or a Subsidiary Guarantor or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor or (ii) to cause any loan commitment that is available to be drawn under the applicable credit facility and to be Incurred under the Indenture and that when drawn would constitute Secured Indebtedness, to be permanently reduced by the amount of Net Available Cash, in each case, other than Indebtedness owed to the Company or an Affiliate of the Company and other than obligations in respect of Disqualified Stock, within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(B) second, to acquire Additional Assets (or otherwise to make capital expenditures), in each case within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer (as defined in paragraph (c) of this covenant below) to purchase Notes pursuant to and subject to the conditions set forth in paragraph (c) of this covenant; provided, however, that if the Company elects (or is required by the terms of any other Senior Indebtedness), such Offer may be made ratably to purchase the Notes and any Senior Indebtedness of the Company; and

(D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any general corporate purpose permitted by the terms of the Indenture;

provided, however that in connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value.

Notwithstanding the foregoing provisions of this paragraph (3), the Company and its Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $25.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash may be used or invested in any manner that is not prohibited by the Indenture.

(b) For the purposes of this covenant, the following are deemed to be cash:

•	the assumption of Indebtedness or other obligations of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock and Preferred Stock of a Restricted Subsidiary that is Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or obligations in connection with such Asset Disposition;

•	any Designated Noncash Consideration having an aggregate Fair Market Value that, when taken together with all other Designated Noncash Consideration received pursuant to this clause and then outstanding, does not exceed at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) the greater of (1) $200.0 million and (2) 1.5% of the total Consolidated assets of the Company as shown on the most recent balance sheet of the Company filed with the SEC;

•	securities, notes or similar obligations received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash; and

•	Temporary Cash Investments.

(c) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a)(3)(C) of this covenant, the Company will be required

(i) to purchase Notes tendered pursuant to an offer by the Company for the Notes (the “Offer”) at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription), set forth in the Indenture and

(ii) to purchase other Senior Indebtedness of the Company on the terms and to the extent contemplated thereby; provided that in no event shall the Company offer to purchase such Senior Indebtedness of the Company at a purchase price in excess of 100% of its principal amount (without premium) or, unless otherwise provided for in such Senior Indebtedness, the accreted amount, if issued with original issue discount, plus accrued and unpaid interest thereon. If the aggregate purchase price of Notes (and Senior Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Notes (and other Senior Indebtedness), the Company will apply the remaining Net Available Cash in accordance with clause (a)(3)(D) of this covenant. The Company will not be required to make an Offer for Notes (and Senior Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (a)(3)(A) and (B)) is less than $25.0 million for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

(d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

Limitation on Transactions with Affiliates.  (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless such transaction is on terms:

(1) that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;

(2) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $25.0 million;

(A) are set forth in writing; and

(B) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction; and

(3) that, in the event such Affiliate Transaction involves an amount in excess of $75.0 million, have been determined by a nationally recognized appraisal, accounting or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

(b) The provisions of the foregoing paragraph (a) will not prohibit:

(1) any Restricted Payment permitted to be paid pursuant to the covenant described under “— Limitation on Restricted Payments;”

(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

(3) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors;

(4) loans or advances to employees in the ordinary course of business of the Company;

(5) the payment of reasonable fees and compensation to, or the provision of employee benefit arrangements and indemnity for the benefit of, directors, officers and employees of the Company and its Restricted Subsidiaries in the ordinary course of business;

(6) any transaction between or among any of the Company, any Restricted Subsidiary or any joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(7) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

(8) any agreement as in effect on November 21, 2006 and described in this prospectus or in the Company’s SEC filings as filed on or prior to November 21, 2006, or any renewals, extensions or amendments of any such agreement (so long as such renewals, extensions or amendments are not less favorable in any material respect to the Company or its Restricted Subsidiaries) and the transactions evidenced thereby;

(9) transactions with customers, clients, suppliers or purchasers or sellers of goods or services in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; or

(10) any transaction effected as part of a Qualified Receivables Transaction.

Limitation on Liens.  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at November 21, 2006 or thereafter acquired securing any Indebtedness, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

SEC Reports.  Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, the Company shall furnish to the Trustee and the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Company also will comply with the other provisions of Section 314(a) of the TIA.

Future Subsidiary Guarantors.  The Company will cause each Restricted Subsidiary that Guarantees any Indebtedness of the Company or of any Subsidiary Guarantor to become a Subsidiary Guarantor, and if applicable, execute and deliver to the Trustee a supplemental indenture in the form set forth in the Indenture pursuant to which such Subsidiary will Guarantee payment of the Notes. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary Guarantor, without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Limitation on Sale/Leaseback Transactions.  The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(1) the Company or such Restricted Subsidiary would be entitled to:

(A) Incur Indebtedness with respect to such Sale/Leaseback Transaction pursuant to the covenant described under “— Limitation on Indebtedness;” and

(B) create a Lien on such property securing such Indebtedness without equally and ratably securing the Notes pursuant to the covenant described under “— Limitation on Liens;”

(2) the gross proceeds payable to the Company or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and

(3) the transfer of such property is permitted by, and, if applicable, the Company applies the proceeds of such transaction in compliance with, the covenant described under “— Limitation on Sale of Assets and Subsidiary Stock.”

Merger and Consolidation

The Company will not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets in one or a series of related transactions to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

(2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction, (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under “ — Limitation on Indebtedness” or (B) the Consolidated Coverage Ratio for the Successor Company would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, other than in the case of a lease, will be released from the obligation to pay the principal of and interest on the Notes.

In addition, the Company will not permit any Subsidiary Guarantor to, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets in one or a series of related transactions to, any Person unless:

(A) except in the case of a Subsidiary Guarantor (i) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (ii) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Subsidiary Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

(B) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(C) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Notwithstanding the foregoing:

(A) any Restricted Subsidiary may Consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Subsidiary Guarantor and

(B) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction within the United States of America, any state thereof or the District of Columbia to realize tax or other benefits.

Defaults

Each of the following is an Event of Default with respect to a series of Notes:

(1) a default in any payment of interest on such series of Notes when due and payable continued for 30 days;

(2) a default in the payment of principal of any Note of such series when due and payable at its Stated Maturity, upon optional redemption or required repurchase, upon declaration of acceleration or otherwise;

(3) the failure by the Company or any Subsidiary Guarantor to comply with its obligations under the covenant described under “Merger and Consolidation” above;

(4) the failure by the Company or any Restricted Subsidiary to comply for 30 days after notice with any of its obligations under the covenants described under “Change of Control” or “Certain Covenants” (other than “Certain Covenants — SEC reports”) above (in each case, other than a failure to purchase such Notes);

(5) the failure by the Company or any Restricted Subsidiary to comply for 60 days after notice as specified in the Indenture with its other agreements with respect to such Notes contained in the Indenture;

(6) the failure by the Company or any Restricted Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million or its foreign currency equivalent (the “cross acceleration provision”);

(7) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the “bankruptcy provisions”);

(8) the rendering of any final and nonappealable judgment or decree (not covered by insurance) for the payment of money in excess of $50.0 million or its foreign currency equivalent (treating any deductibles, self-insurance or retention as not so covered) against the Company or a Significant Subsidiary if such final judgment or decree remains outstanding and is not satisfied, discharged or waived within a period of 60 days following such judgment (the “judgment default provision”); or

(9) any Subsidiary Guarantee ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under the Indenture or any Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice as specified in the Indenture.

The foregoing will constitute Events of Default with respect to a series of Notes whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clauses (4), (5), (6), (8) or (9) (only with respect to any Subsidiary Guarantor that is not a Significant Subsidiary) will not constitute an Event of Default with respect to a series of Notes, until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Notes of such series notify the Company and the Trustee of the default and the Company or the Subsidiary Guarantor, as applicable, does not cure such default within the time specified in clauses (4), (5), (6), (8) or (9) hereof after receipt of such notice.

If an Event of Default with respect to a series of Notes (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes of such series by notice to the Company may declare the principal of and accrued but unpaid interest on all the Notes of such series to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes of a series may rescind any such acceleration with respect to the Notes of such series and its consequences.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of a series of Notes unless such Holders have offered to the Trustee reasonable indemnity against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note of a series may pursue any remedy with respect to the Indenture or the Notes of such series unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing,

(2) Holders of at least 25% in principal amount of the outstanding Notes of such series have requested the Trustee in writing to pursue the remedy,

(3) such Holders have offered the Trustee reasonable indemnity against any loss, liability or expense,

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity and

(5) the Holders of a majority in principal amount of the outstanding Notes of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes of a series will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such series. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note of such series or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder of the Notes of each series to which such Default applies, notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note (including payments pursuant to the redemption provisions of such Note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders. In addition, the Company will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company will also be required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture or the Notes may be amended with respect to the Notes of a series with the written consent of the Holders of a majority in principal amount of the Notes of such series then outstanding voting as a single class and any past default or compliance with any provisions with respect to the Notes of a series may be waived with the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding voting as a single class. However, without the consent of each Holder of an outstanding Note of a series affected, no amendment may, among other things:

(1) reduce the amount of such Notes whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any such Note;

(3) reduce the principal of or extend the Stated Maturity of any such Note;

(4) reduce the premium payable upon the redemption of any Note or change the time at which any such Note may be redeemed as described under “Optional redemption” above;

(5) make any such Note payable in money other than that stated in the Note;

(6) impair the right of any Holder of such Notes to receive payment of principal of, and interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions; or

(8) modify the Subsidiary Guarantees in any manner adverse to the Holders of such Notes.

Without the consent of any Holder of the Notes of a series, the Company, the Subsidiary Guarantors and the Trustee, as applicable, may amend the Indenture with respect to such series to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a successor corporation of the obligations of the Company under the Indenture;

(3) provide for uncertificated Notes in addition to or in place of certificated Notes of such series (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4) add additional Guarantees with respect to the Notes of such series;

(5) add to the covenants of the Company for the benefit of the Holders of Notes of such series or to surrender any right or power conferred upon the Company;

(6) make any change that does not adversely affect the rights of any Holder of Notes of such series in any material respect, subject to the provisions of the Indenture;

(7) make any amendment to the provisions of the Indenture relating to the form, authentication, transfer and legending of Notes; provided, however, that

(A) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and

(B) such amendment does not materially affect the rights of Holders to transfer Notes; or

(8) comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

The consent of the Holders will not be necessary to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

After an amendment becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

Transfer and Exchange

A Holder will be able to transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes required by law or permitted by the Indenture. The Company will not be required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes will be issued in registered form and the Holder will be treated as the owner of such Note for all purposes.

Satisfaction and Discharge

When the Company (1) delivers to the Trustee all outstanding Notes of a series for cancellation or (2) all outstanding Notes of a series have become due and payable, whether at maturity or on a redemption date as a result of the mailing of notice of redemption and, in the case of clause (2), the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations sufficient to pay at maturity or upon redemption all outstanding Notes of such series, including premium, if any, interest thereon to maturity or such redemption date, and if in any case the Company pays all other sums payable under the Indenture by the Company with respect to that series, then the Indenture shall, subject to certain exceptions, cease to be of further effect with respect to that series.

Defeasance

The Company may at any time terminate all its obligations under the Indenture with respect to a series of Notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes of such series, to replace mutilated, destroyed, lost or stolen Notes of such series and to maintain a registrar and paying agent in respect of the Notes of such series.

In addition, the Company may, with respect to a series of Notes, at any time terminate:

(1) its obligations under the covenants described under “Certain Covenants,”

(2) the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under “Defaults” above and the limitations contained in clauses (3) under the first paragraph of “Merger and Consolidation” above (“covenant defeasance”).

In the event that the Company exercises its legal defeasance option or its covenant defeasance option with respect to a series of Notes, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee of such series of Notes.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option with respect to a series of Notes, payment of such series of Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option with respect to a series of Notes, payment of such series of Notes may not be accelerated because of an Event of Default with respect thereto specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries) or (8) under “Defaults” above or because of the failure of the Company to comply with clause (3) under the first paragraph of “Merger and Consolidation” above.

In order to exercise either defeasance option with respect to a series of Notes, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, premium (if any) and interest in respect of such series of Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders of such series of Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Concerning the Trustee

Wells Fargo Bank, N.A. is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to each series of Notes.

Governing Law

The Indenture and the Notes are governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

“Additional Assets” means:

(1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Permitted Business.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the provisions described under “Certain Covenants — Limitation on Transactions with Affiliates” and “Certain Covenants — Limitation on Sales of Assets and Subsidiary Stock” only, “Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Applicable Floating Rate” means, for each semi-annual period during which any Floating Rate Note is outstanding subsequent to the initial semi-annual period, 375 basis points over the rate determined by the Company (notice of such rate to be sent to the Trustee by the Company on the date of determination thereof), equal to the British Bankers’ Association LIBOR rate for deposits in U.S. dollars for a period of six months as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days immediately prior to the first day of such semi-annual period; provided, however, that, if no British Bankers’ Association LIBOR rate is available to the Company, the Applicable Floating Rate for the relevant semi-annual period shall instead be at the rate at which Goldman, Sachs & Co. or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market for a period of six months at approximately 11:00 a.m. (London time) two Business Days immediately prior to the first day of such semi-annual period, in amounts equal to $1.0 million. The semi-annual periods referred to in this definition shall commence on June 1 and December 1 of each year; provided, however, that the Applicable Floating Rate for the initial semi-annual period commencing upon original issuance of the Floating Rate Notes was determined pursuant to this definition on the date that was two Business Days immediately prior to November 21, 2006.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of sales, leases, transfers or dispositions that are part of a common plan) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, or

(3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clauses (1), (2) and (3) above,

(A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(B) for purposes of the provisions described under “Certain Covenants — Limitation on Sales of Assets and Subsidiary Stock” only, a disposition subject to the covenant described under “Certain Covenants — Limitation on Restricted Payments;”

(C) a disposition of assets with a Fair Market Value of less than $5,000,000;

(D) a sale of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity;

(E) a transfer of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction; and

(F) a disposition of all or substantially all the Company’s assets (as determined on a Consolidated basis) in accordance with the covenant described under “Certain Covenants — Merger and Consolidation.”

“Attributable Debt” means, with respect to any Sale/Leaseback Transaction that does not result in a Capitalized Lease Obligation, the present value (computed in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of:

(i) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and

(ii) the Attributable Debt determined assuming no such termination.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(2) the sum of all such payments.

“Bank Indebtedness” means all obligations under the U.S. Bank Indebtedness and European Bank Indebtedness.

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of the board of directors of the Company.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of:

(1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements have been filed with the SEC to

(2) Consolidated Interest Expense for such four fiscal quarters;

provided, however, that:

(A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

(B) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(C) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(D) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(E) if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, Asset Disposition or other Investment, the amount of income, EBITDA or earnings relating thereto and the amount of

Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible Financial Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X, as it may be amended or replaced from time to time, promulgated by the SEC.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness is Incurred or repaid under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense, without duplication:

(1) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction that does not result in a Capitalized Lease Obligation,

(2) amortization of debt discount and debt issuance costs,

(3) capitalized interest,

(4) noncash interest expense,

(5) commissions, discounts and other fees and charges attributable to letters of credit and bankers’ acceptance financing,

(6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and such Indebtedness is in default under its terms or any payment is actually made in respect of such Guarantee,

(7) net payments made pursuant to Hedging Obligations (including amortization of fees),

(8) dividends paid in cash or Disqualified Stock in respect of (A) all Preferred Stock of Restricted Subsidiaries and (B) all Disqualified Stock of the Company, in each case held by Persons other than the Company or a Restricted Subsidiary,

(9) interest Incurred in connection with investments in discontinued operations, and

(10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust

And less, to the extent included in such total interest expense, (A) any breakage costs of Hedging Obligations terminated in connection with the offering of the Notes on November 21, 2006 and the application of the net proceeds therefrom and (B) the amortization during such period of capitalized financing costs; provided, however, that, for any financing consummated after November 21, 2006, the aggregate amount of amortization relating to any such capitalized financing costs deducted in calculating Consolidated Interest Expense shall not exceed 5% of the aggregate amount of the financing giving rise to such capitalized financing costs.

“Consolidated Net Income” means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

(1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(A) subject to the limitations contained in clause (4) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted

Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (3) below) and

(B) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2) any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition;

(3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (but, in the case of any Foreign Subsidiary, only to the extent cash equal to such net income (or a portion thereof) for such period is not readily procurable by the Company from such Foreign Subsidiary (with the amount of cash readily procurable from such Foreign Subsidiary being determined in good faith by a Financial Officer of the Company) pursuant to intercompany loans, repurchases of Capital Stock or otherwise), except that:

(A) subject to the limitations contained in clause (4) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and

(B) the net loss of any such Restricted Subsidiary for such period shall not be excluded in determining such Consolidated Net Income;

(4) any gain (or loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(5) any extraordinary gain or loss; and

(6) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants — Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(4)(C)(iv) thereof.

“Consolidation” means, unless the context otherwise requires, the consolidation of

(1) in the case of the Company, the accounts of each of the Restricted Subsidiaries with those of the Company and

(2) in the case of a Restricted Subsidiary, the accounts of each Subsidiary of such Restricted Subsidiary that is a Restricted Subsidiary with those of such Restricted Subsidiary, in each case in accordance with GAAP consistently applied;

provided, however, that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Credit Agreements” means the U.S. Credit Agreements and the European Credit Agreement.

“Currency Agreement” means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Noncash Consideration” means noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated by the Company as Designated Noncash Consideration, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Noncash Consideration, which cash and cash equivalents shall be considered Net Available Cash received as of such date and shall be applied pursuant to the covenant described under “Certain Covenants — Limitation on Sales of Assets and Subsidiary Stock.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or

(3) is redeemable at the option of the holder thereof, in whole or in part;

in the case of each of clauses (1), (2) and (3), on or prior to 180 days after the Stated Maturity of any series of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of any series of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable in any material respect to the holders of such Capital Stock than the provisions of the covenants described under “Change of Control” and “Certain Covenants — Limitation on Sale of Assets and Subsidiary Stock”; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“EBITDA” for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

(1) income tax expense of the Company and its Consolidated Restricted Subsidiaries;

(2) Consolidated Interest Expense;

(3) depreciation expense of the Company and its Consolidated Restricted Subsidiaries;

(4) amortization expense of the Company and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period); and

(5) all other noncash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all noncash items of income of the Company and its Restricted Subsidiary in each case for such period (other than normal accruals in the ordinary course of business).

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if (A) a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders or (B) in the case of any Foreign Subsidiary, a corresponding amount of cash is readily procurable by the Company from such Foreign Subsidiary (as determined in good faith by a Financial Officer of the Company) pursuant to intercompany loans, repurchases of Capital Stock or otherwise, provided that to the extent cash of such Foreign Subsidiary provided the basis for including the net income of such Foreign Subsidiary in Consolidated Net Income pursuant to clause (3) of the definition of “Consolidated Net Income,” such cash shall not be taken into account for the purposes of determining readily procurable cash under this clause (B).

“Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of the Company.

“Euro Equivalent” means with respect to any monetary amount in a currency other than euros, at any time of determination thereof, the amount of euros obtained by converting such foreign currency involved in such computation into euros at the spot rate for the purchase of euros with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination. Except as described under “Certain Covenants — Limitation on Indebtedness,” whenever it is necessary to determine whether the Company has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than euros, such amount will be treated as the Euro Equivalent determined as of the date such amount is initially determined in such currency.

“European Bank Indebtedness” means any and all amounts payable under or in respect of the European Credit Agreement and any Refinancing Indebtedness with respect thereto or with respect to such Refinancing Indebtedness, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations and all other amounts payable thereunder or in respect thereof.

“European Credit Agreement” means the European Amended and Restated Term Loan and Revolving Credit Agreement, dated as of April 8, 2005, among the Company, Goodyear Dunlop Tires Europe B.V., Goodyear Dunlop Tires Germany GMBH, Goodyear GMBH & Co. KG, Dunlop GMBH & Co. KG and Goodyear Luxembourg Tires S.A., the Lenders party thereto, J.P. Morgan Europe Limited, as Administrative Agent, JPMorgan Chase Bank, N.A., as Collateral Agent, the Mandated Lead Arrangers therein, J.P.Morgan PLC, as Joint Bookrunner and Mandated Lead Arranger and BNP Paribas, as Joint Bookrunner and Mandated Lead Arranger, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of the Indenture, unless otherwise agreed to by the holders of at least a majority in aggregate principal amount of Notes at the time outstanding).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction as such price is, unless specified otherwise in the Indenture, determined in good faith by a Financial Officer of the Company or by the Board of Directors. Fair Market Value (other than of any asset with a public trading market) of any asset or property (or group of assets or property subject to an event giving rise to a requirement under the Indenture that “Fair Market Value” be determined) in excess of $25.0 million shall be determined by the Board of Directors or a duly authorized committee thereof.

“Financial Officer” means the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of the Company.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia, other than Goodyear Canada.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of November 21, 2006 set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(2) statements and pronouncements of the Financial Accounting Standards Board,

(3) such other statements by such other entities as approved by a significant segment of the accounting profession, and

(4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

“Goodyear Canada” means Goodyear Canada Inc., an Ontario corporation, and its successors and permitted assigns.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Raw Materials Hedge Agreement.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1), (2) and (5)) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(5) all Capitalized Lease Obligations and all Attributable Debt of such Person;

(6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued and unpaid dividends);

(7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

(A) the Fair Market Value of such asset at such date of determination and

(B) the amount of such Indebtedness of such other Persons;

(8) Hedging Obligations of such Person; and

(9) all obligations of the type referred to in clauses (1) through (8) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants — Limitation on Restricted Payments”:

(1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such

Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less

(B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

In the event that the Company sells Capital Stock of a Restricted Subsidiary such that after giving effect to such sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, any Investment in such Person remaining after giving effect to such sale shall be deemed to constitute an Investment made on the date of such sale of Capital Stock.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by Standard & Poor’s, or an equivalent rating by any other Rating Agency.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge in the nature of an encumbrance of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating business.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, in each case only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

(1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition (but only for so long as such reserve is maintained).

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. “Officer” of a Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Subsidiary Guarantor or the Trustee.

“Permitted Business” means any business engaged in by the Company or any Restricted Subsidiary on November 21, 2006 and any Related Business.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

(2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

(3) Temporary Cash Investments;

(4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

(7) stock, obligations or securities received in settlement of disputes with customers or suppliers or debts (including pursuant to any plan of reorganization or similar arrangement upon insolvency of a debtor) created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8) any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with the covenant described under “Certain Covenants — Limitation on Sale of Assets and Subsidiary Stock;”

(9) a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided, however, that any Investment in a Receivables Entity is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

(10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under the covenant described under “Certain Covenants — Limitation on Indebtedness;”

(12) any Person to the extent such Investment in such Person existed on November 21, 2006 and any Investment that replaces, refinances or refunds such an Investment, provided that the new Investment is in an amount that does not exceed that amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded;

(13) advances to, and Guarantees for the benefit of, customers, dealers or suppliers made in the ordinary course of business and consistent with past practice; and

(14) any Person to the extent such Investment, when taken together with all other Investments made pursuant to this clause (14) and then outstanding on the date such Investment is made, does not exceed the greater of (A) the sum of (i) $500 million and (ii) any amounts under clause (a)(4)(C)(iv)(x) of the covenant described under “Certain Covenants — Limitation on Restricted Payments” that were excluded by operation of the proviso in clause (a)(4)(C)(iv) of such covenant and which excluded amounts are not otherwise included in Consolidated Net Income or intended to be permitted under any of clauses (1) through (13) of this definition and (B) 5.0% of Consolidated assets of the Company as of the end of the most recent fiscal quarter for which financial statements of the Company have been filed with the SEC.

“Permitted Liens” means, with respect to any Person:

(1) Liens to secure Indebtedness permitted pursuant to clause (b)(1) of the covenant described under “Certain Covenants — Limitation on Indebtedness;”

(2) Liens to secure Indebtedness permitted pursuant to clauses (b)(11), (b)(12) and (b)(13) of the covenant described under “Certain Covenants — Limitation on Indebtedness;”

(3) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(4) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(5) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(6) Liens in favor of issuers of surety or performance bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(7) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness for borrowed money and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(8) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (including Indebtedness Incurred under clause (b)(6) of the covenant described under “Certain Covenants — Limitation on Indebtedness”); provided, however, that the Lien may not extend to any other property (other than property related to the property being financed) owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(9) Liens existing on November 21, 2006 (other than Liens referred to in the foregoing clauses (1) and (2));

(10) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens do not extend to any other property owned by such Person or any of its Subsidiaries, except pursuant to after-acquired property clauses existing in the applicable agreements at the time such Person becomes a Subsidiary which do not extend to property transferred to such Person by the Company or a Restricted Subsidiary;

(11) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens do not extend to any other property owned by such Person or any of its Subsidiaries;

(12) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

(13) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under the Indenture;

(14) Liens on assets of Foreign Subsidiaries securing Indebtedness Incurred under clause (b)(10) of the covenant described under “Certain covenants — Limitation on Indebtedness;”

(15) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (8), (9), (10) and (11); provided, however, that:

(A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements, accessions, proceeds, dividends or distributions in respect thereof) and

(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

(i) the outstanding principal amount or, if greater, committed amount of the indebtedness secured by Liens described under clauses (8), (9), (10) or (11) at the time the original Lien became a Permitted Lien under the Indenture; and

(ii) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings;

(16) Liens on accounts receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” Incurred in connection with a Qualified Receivables Transaction;

(17) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(18) Liens arising from Uniform Commercial Code financing statement filings regarding leases that do not otherwise constitute Indebtedness entered into in the ordinary course of business;

(19) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries;

(20) Liens which constitute bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with any bank or other financial institution, whether arising by operation of law or pursuant to contract;

(21) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(22) Liens on specific items of inventory or other goods and related documentation (and proceeds thereof) securing reimbursement obligations in respect of trade letters of credit issued to ensure payment of the purchase price for such items of inventory or other goods; and

(23) other Liens to secure Indebtedness as long as the amount of outstanding Indebtedness secured by Liens Incurred pursuant to this clause (23) does not exceed 7.5% of Consolidated assets of the Company, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC; provided however, notwithstanding whether this clause (23) would otherwise be available to secure Indebtedness, Liens securing Indebtedness originally secured pursuant to this clause (23) may secure Refinancing Indebtedness in respect of such Indebtedness and such Refinancing Indebtedness shall be deemed to have been secured pursuant to this clause (23).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Purchase Money Indebtedness” means Indebtedness:

(1) consisting of the deferred purchase price of property, plant or equipment, conditional sale obligations, obligations under any title retention agreement and other obligations Incurred in connection with the acquisition, construction or improvement of such asset, in each case where the amount of such Indebtedness does not exceed the greater of

(A) the cost of the asset being financed and

(B) the Fair Market Value of such asset; and

(2) Incurred to finance such acquisition, construction or improvement by the Company or a Restricted Subsidiary of such asset;

provided, however, that such Indebtedness is Incurred within 180 days after such acquisition or the completion of such construction or improvement.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company to a Receivables Entity in connection with a Qualified Receivables Transaction, which note

(1) shall be repaid from cash available to the Receivables Entity, other than

(A) amounts required to be established as reserves;

(B) amounts paid to investors in respect of interest;

(C) principal and other amounts owing to such investors; and

(D) amounts paid in connection with the purchase of newly generated receivables and

(2) may be subordinated to the payments described in clause (a).

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

(1) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) or

(2) any other Person (in the case of a transfer by a Receivables Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by a Financial Officer of the Company).

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure Bank Indebtedness shall not be deemed a Qualified Receivables Transaction.

“Rating Agency” means Standard & Poor’s and Moody’s or if Standard & Poor’s or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s or Moody’s or both, as the case may be.

“Receivables Entity” means a (a) Wholly Owned Subsidiary of the Company which is designated by the Board of Directors (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with the Company which Person engages in the business of the financing of accounts receivable, and in either of clause (a) or (b):

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

(A) is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(B) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

(C) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2) which is not an Affiliate of the Company or with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(3) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Reference Date” means March 12, 2004.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness exchange or replacement for, such Indebtedness, including, in any such case from time to time, after the discharge of the Indebtedness being Refinanced. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that is Incurred to Refinance (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on November 21, 2006 or Incurred in compliance with the Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that:

(1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

(2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced,

(3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount of the Indebtedness being refinanced (or if issued with original issue discount, the aggregate accreted value) then outstanding (or that would be outstanding if the entire committed amount of any credit facility being Refinanced were fully drawn (other than any such amount that would have been prohibited from being drawn pursuant to the covenant described above under “Certain Covenants — Limitation on Indebtedness”)) (plus fees and expenses, including any premium and defeasance costs), and

(4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include:

(A) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company or

(B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Related Business” means any business reasonably related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on November 21, 2006.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property, plant or equipment now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than (i) leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or (ii) any such transaction entered into with respect to any property or any improvements thereto at the time of, or within 180 days after, the acquisition or completion of construction of such property, plant or equipment or such improvements (or, if later, the commencement of commercial operation of any such property), as the case may be, to finance the cost of such property, plant or equipment or such improvements, as the case may be.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company secured by a Lien. “Secured Indebtedness” of a Subsidiary has a correlative meaning.

“Senior Indebtedness” of the Company or any Subsidiary Guarantor, as the case may be, means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Subsidiary Guarantor, as applicable, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts owing in respect of, Bank Indebtedness, the Notes (in the case of the Company), the Subsidiary Guarantees (in the case of the Subsidiary Guarantors) and all other indebtedness of the Company or any Subsidiary Guarantor, as applicable, whether outstanding on November 21, 2006 or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Subsidiary Guarantee, as applicable; provided, however, that Senior Indebtedness of the Company or any Subsidiary Guarantor shall not include:

(1) any obligation of the Company to any Subsidiary of the Company or of such Subsidiary Guarantor to the Company or any other Subsidiary of the Company;

(2) any liability for Federal, state, local or other taxes owed or owing by the Company or such Subsidiary Guarantor, as applicable;

(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(4) any Indebtedness or obligation of the Company (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in right of payment to any other Indebtedness or obligation of the Company or such Subsidiary Guarantor, as applicable, including any Subordinated Obligations of the Company or such Subsidiary Guarantor, as applicable;

(5) any obligations with respect to any Capital Stock; or

(6) any Indebtedness Incurred in violation of the Indenture.

“Senior Secured Notes” means the Company’s $450,000,000 11% Senior Secured Notes due 2011 and $200,000,000 Senior Secured Floating Rate Notes due 2011.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Specified Asset Sale” means the sale of all or a substantial portion of the assets and liabilities of (i) the Company’s Chemical Products strategic business segment or (ii) the Company’s Engineered Products strategic business segment.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating business.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which, taken as a whole, are customary in an accounts receivable transaction.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on November 21, 2006 or thereafter Incurred) that by its terms is subordinate or junior in right of payment to the Notes. “Subordinated Obligation” of a Subsidiary Guarantor has a correlative meaning.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(1) such Person,

(2) such Person and one or more Subsidiaries of such Person or

(3) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means each Guarantee of the obligations with respect to the Notes issued by a Subsidiary of the Company pursuant to the terms of the Indenture.

“Subsidiary Guarantor” means any Subsidiary that has issued a Subsidiary Guarantee.

“Temporary Cash Investments” means any of the following:

(1) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(2) investments in commercial paper maturing within 270 days from the date of acquisition thereof, and having, at such date of acquisition, ratings of A1 from Standard & Poor’s and P1 from Moody’s;

(3) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof and issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any commercial bank organized under the laws of the United States of America or any state thereof which has a short-term deposit rating of A1 from Standard & Poor’s and P1 from Moody’s and has a combined capital and surplus and undivided profits of not less than $500,000,000;

(4) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution described in clause (3) above;

(5) money market funds that

(A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940,

(B) are rated AAA by Standard & Poor’s and Aaa by Moody’s and

(C) have portfolio assets of at least $5,000,000,000; and

(6) in the case of any Foreign Subsidiary,

(A) marketable direct obligations issued or unconditionally guaranteed by the sovereign nation in which such Foreign Subsidiary is organized and is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by Standard & Poor’s or A2 by Moody’s or carries an equivalent rating from a comparable foreign rating agency,

(B) investments of the type and maturity described in clauses (2) through (5) of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies,

(C) investments of the type and maturity described in clause (3) in any obligor organized under the laws of a jurisdiction other than the United States that

(i) is a branch or subsidiary of a lender or the ultimate parent company of a lender under any of the Credit Agreements (but only if such lender meets the ratings and capital, surplus and undivided profits requirements of such clause (3)) or

(ii) carries a rating at least equivalent to the rating of the sovereign nation in which it is located, and

(D) other investments of the type and maturity described in clause (3) in obligors organized under the laws of a jurisdiction other than the United States in any country in which such Subsidiary is located; provided, that the investments permitted under this subclause (D) shall be made in amounts and jurisdictions consistent with the Company’s policies governing short-term investments.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on November 21, 2006.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

(A) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or

(B) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled “Limitation on Restricted Payments.”

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) (1) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “Certain Covenants — Limitation on Indebtedness” or (2) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries would be greater after giving effect to such designation than before such designation and

(y) no Default shall have occurred and be continuing.

Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Bank Indebtedness” means any and all amounts payable under or in respect of the U.S. Credit Agreements and any Refinancing Indebtedness with respect thereto or with respect to such Refinancing Indebtedness, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations and all other amounts payable thereunder or in respect thereof.

“U.S. Credit Agreements” means (i) the First Lien Credit Agreement, dated as of April 8, 2005, among the Company, as Borrower, the Lenders party thereto, the Issuing Banks party thereto, Citicorp USA, Inc., as Syndication Agent, Bank of America, N.A., as Documentation Agent, The CIT Group/Business Credit, Inc., as Documentation Agent, General Electric Capital Corporation, as Documentation Agent, GMAC Commercial Finance LLC, as Documentation Agent, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, J.P.Morgan Securities, Inc. as Joint Lead Arranger and Joint Bookrunner, and Citigroup Global Markets Inc., as Joint Lead Arranger and Joint Bookrunner and (ii) the Second Lien Credit Agreement, dated as of April 8, 2005, among the Company, as Borrower, the Lenders party thereto, Deutsche Bank Trust Company Americas, as Collateral Agent, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities Inc., as Joint Lead Arranger and Joint Bookrunner and Deutsche Bank Securities Inc., as Joint Lead Arranger and Joint Bookrunner, each as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of the Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes at the time outstanding).

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The exchange of original notes for exchange notes will not be treated as a taxable transaction for United States federal income tax purposes because the exchange notes will not be considered to differ materially in kind or in extent from the original notes. Rather, the exchange notes you receive will be treated as a continuation of your investment in the original notes. As a result, there will be no material United States federal income tax consequences to you resulting from the exchange of original notes for exchange notes.

The preceding paragraph does not describe all of the United States federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules. You should consult your own tax advisors concerning the tax consequences arising under state, local, or foreign laws of the exchange of original notes for exchange notes.

BENEFIT PLAN CONSIDERATIONS

If you intend to use the assets of any employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); any plan described in Section 4975(e)(1) of the Code; any plan, individual retirement account, or other arrangement that is subject to provisions of any federal, state, local, foreign, or other law, rule, or regulation that is similar to provisions of ERISA and the Code (“Similar Laws”); any “benefit plan investor” within the meaning of Section 3(42) of ERISA; or any other entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (each of the foregoing is hereafter referred to as a “Plan”), directly or indirectly to purchase any of the notes offered for sale in connection with this prospectus, you should consult with counsel on the potential consequences of your investment under the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of ERISA and the Code and the provisions of any Similar Laws.

The following summary relates to Plans that are subject to ERISA and/or the Code (“ERISA Plans”) and is based on the provisions of ERISA and the Code and related guidance in effect as of the date of this prospectus. This summary is general in nature and is not intended as a complete summary of these considerations. Future legislation, court decisions, administrative regulations or other guidance might change the requirements summarized in this section. Any of these changes could be made retroactively and could apply to transactions entered into before the change is enacted. In addition, benefit plans that are not subject to ERISA or the Code might be subject to comparable requirements under applicable Similar Laws.

Fiduciary Responsibilities

ERISA imposes requirements on ERISA Plans and fiduciaries of ERISA Plans. Under ERISA, fiduciaries generally include persons who exercise authority or control over ERISA Plan assets, or who render investment advice with respect to an ERISA Plan for compensation. Before investing any ERISA Plan assets in any note offered in connection with this prospectus, you should determine whether the investment:

1. is permitted under the plan document and other instruments governing the ERISA Plan; and

2. is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio, taking into account the limited liquidity of the notes.

You should consider all factors and circumstances of a particular investment in the notes, including, for example, the risk factors discussed in “Risk Factors” and the fact that in the future there may not be a market in which you will be able to sell or otherwise dispose of your interest in the notes.

We are not making any representation that the sale of any notes to an ERISA Plan meets the fiduciary requirements for investment by ERISA Plans generally or any particular ERISA Plan or that such an investment is appropriate for ERISA Plans generally or any particular ERISA Plan. We are not providing investment advice to any ERISA Plan, through this prospectus or otherwise, in connection with the sale of the notes.

Foreign Indicia of Ownership

ERISA also prohibits ERISA Plan fiduciaries from maintaining the indicia of ownership of any ERISA Plan assets outside the jurisdiction of the United States district courts except in specified cases. Before investing in any note offered for sale in connection with this prospectus, you should consider whether the acquisition, holding or disposition of a note would satisfy such indicia of ownership rules.

Prohibited Transactions

ERISA and the Code prohibit a wide range of transactions involving ERISA Plans, on the one hand, and persons who have specified relationships to such ERISA Plans, on the other. These persons are called “parties in interest” under ERISA and “disqualified persons” under the Code. “Parties in interest” and “disqualified persons” include, for example, an employer that sponsors an ERISA Plan; an employee organization whose members are covered by an ERISA Plan; a trustee, investment manager, or other fiduciary of an ERISA Plan; a person (such as a broker or recordkeeper) that provides services to an ERISA Plan; and certain affiliates of the foregoing persons. The transactions prohibited by ERISA and the Code are called “prohibited transactions.” If you are a party in interest or disqualified person who engages in a prohibited transaction, or a fiduciary who causes an ERISA Plan to engage in a prohibited transaction, you may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. As a result, if you are considering using ERISA Plan assets directly or indirectly to invest in any of the notes offered for sale in connection with this prospectus, you should consider whether the investment might be a prohibited transaction under ERISA and/or the Code.

Prohibited transactions may arise, for example, if the notes are acquired by an ERISA Plan with respect to which we, the initial purchasers and/or any of our or their respective affiliates, are parties in interest or disqualified persons. Exemptions from the prohibited transaction provisions of ERISA and the Code may apply, depending in part on the type of plan fiduciary making the decision to acquire a note and the circumstances under which such decision is made. These exemptions include:

1. Prohibited transaction class exemption (“PTCE”) 75-1 (relating to specified transactions involving employee benefit plans and broker-dealers, reporting dealers, and banks);

2. PTCE 84-14 (relating to specified transactions directed by independent qualified professional asset managers);

3. PTCE 90-1 (relating to specified transactions involving insurance company pooled separate accounts);

4. PTCE 91-38 (relating to specified transactions by bank collective investment funds);

5. PTCE 95-60 (relating to specified transactions involving insurance company general accounts);

6. PTCE 96-23 (relating to specified transactions directed by in-house asset managers); and

7. ERISA Section 408(b)(17) and Code Section 4975(d)(20) (relating to specified transactions with non-fiduciary service providers).

These exemptions do not, however, provide relief from the provisions of ERISA and the Code that prohibit self-dealing and conflicts of interest by plan fiduciaries. In addition, there is no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the notes.

Treatment of Insurance Company Assets as Plan Assets

Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), assets in the general account of an insurance company might be deemed to be ERISA Plan assets under certain circumstances. If general account assets are deemed to be ERISA Plan assets, an insurance company’s purchase of the notes with assets of its general account might be subject to ERISA’s fiduciary responsibility provisions or might give rise to prohibited transactions under ERISA and the Code. Insurance companies that intend to use assets of their general accounts to purchase the notes should consider the potential effects of Section 401(c) of ERISA, PTCE 95-60, and Department of Labor Regulations Section 2550.401c-1 on their purchase.

Representations and Warranties

If you acquire or accept a note (or any interest therein) offered in connection with this prospectus, you will be deemed to have represented and warranted that either:

1. you have not used the assets directly or indirectly of any Plan to acquire or hold such note (or any interest in such note); or

2. your acquisition and holding of such note (A) is exempt from the prohibited transaction restrictions of ERISA and the Code under one or more prohibited transaction class exemptions or does not constitute a prohibited transaction under ERISA and the Code, (B) meets the applicable fiduciary requirements of ERISA, and (C) does not violate any applicable Similar Law.

Any subsequent purchaser of such note will be required to make the same representations concerning the use of Plan assets to acquire or hold the note.

PLAN OF DISTRIBUTION

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that a holder, other than a person that is an affiliate of ours within the meaning of Rule 405 under the Securities Act or a broker-dealer registered under the Exchange Act that purchases notes from us to resell pursuant to Rule 144A under the Securities Act or any other exemption, that exchanges original notes for exchange notes in the ordinary course of business and that is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, if requested by any broker-dealer, to make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale for a period ending on the earlier of (i) 180 days after the completion of the exchange offer and (ii) the date on which such broker-dealer has sold all of its exchange notes. In addition, until          , 2007, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

If you wish to exchange your original notes for exchange notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer — Resale of Exchange Notes” and “Exchange Offer — Procedures for Tendering Original Notes.” As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your original notes for exchange notes in the exchange offer. In addition, if you are a broker-dealer who receives exchange notes for your own account in exchange for original notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver a prospectus in connection with any resale by you of such exchange notes.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the original notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the original notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and certain other matters will be passed upon for us by Covington & Burling LLP, New York, New York. Certain matters with respect to the notes will be passed upon for us by C. Thomas Harvie, our general counsel. Mr. Harvie is paid a salary and a bonus by us, is a participant in our Performance Recognition Plan and Executive Performance Plan, and owns and has options to purchase shares of our common stock.

EXPERTS

The financial statements as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Current Report on Form 8-K, dated August 24, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The Goodyear Tire & Rubber Company

OFFER TO EXCHANGE

$500,000,000 SENIOR FLOATING RATE NOTES DUE 2009 THAT HAVE BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR A LIKE PRINCIPAL AMOUNT OF OUTSTANDING UNREGISTERED SENIOR FLOATING RATE NOTES DUE 2009

$325,000,000 8.625% SENIOR NOTES DUE 2011 THAT HAVE BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR A LIKE PRINCIPAL AMOUNT OF OUTSTANDING UNREGISTERED 8.625%
SENIOR NOTES DUE 2011

PROSPECTUS

UNTIL          , 2007, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

, 2007

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

The Goodyear Tire & Rubber Company

The Goodyear Tire & Rubber Company is an Ohio corporation. Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio authority to indemnify or agree to indemnify its directors and officers, against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the corporation, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation, except that an indemnification shall not be made in respect of any claim, issue, or matter as to which (a) the person is adjudged to be liable for negligence or misconduct in the performance of their duty to the company unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper or (b) any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Ohio Revised Code.

The Goodyear Tire & Rubber Company has adopted provisions in its Code of Regulations that provide that it shall indemnify its directors and officers against any and all liability and reasonable expense that may be incurred by a director or officer in connection with or resulting from any claim, action, suit or proceeding in which the person may become involved by reason of his or her being or having been a director or officer of the company, or by reason of any past or future action taken or not taken in his or her capacity as such director or officer, provided such person acted in good faith, in what he reasonably believed to be the best interests of the company, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

The Goodyear Tire & Rubber Company maintains and pays the premiums on contracts insuring the company and its subsidiaries (with certain exclusions) against any liability to directors and officers they may incur under the above provisions for indemnification and insuring each director and officer of the company and its subsidiaries (with certain exclusions) against liability and expense, including legal fees, which he or she may incur by reason of his or her relationship to the company even if the company does not have the obligation or right to indemnify such director or officer against such liability or expense.

Delaware Guarantors

Each of the guarantors, except for those described separately below, is a Delaware corporation. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors and officers, against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the corporation, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, except that an indemnification shall not be made in respect of any claim, issue, or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper. The bylaws of each Delaware guarantor require such guarantor to indemnify its officers, directors, employees and agents to the full extent permitted by Delaware law.

In addition, the bylaws of Wingfoot Ventures Eight, Inc., Wheel Assemblies, Inc., The Kelly-Springfield Tire Corporation, Goodyear Western Hemisphere Corporation, and Goodyear International Corporation provide that the directors and officers of each of these guarantors shall not be liable to the respective guarantor for any loss, damage, liability or expense suffered by such guarantor, provided that the director or officer (i) exercised the same degree of care and skill as a prudent man would have exercised under the circumstances in the conduct of his own affairs, or (ii) took or omitted to take such action in reliance upon advice of counsel for the corporation or upon statements made or information furnished by directors, officers, employees or agents of the corporation which he had no reasonable grounds to disbelieve.

Wingfoot Commercial Tire Systems, LLC

Wingfoot Commercial Tire Systems, LLC is an Ohio limited liability Company. Section 1705.32 of the Ohio Revised Code gives a limited liability company formed under the laws of Ohio authority to indemnify or agree to indemnify its directors and officers, against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the company, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the company, the company may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the company, except that an indemnification shall not be made in respect of any claim, issue, or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the company unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper. The operating agreement of Wingfoot Commercial Tire Systems, LLC requires the company to indemnify and advance expenses to each present and future director or officer of the company to the full extent allowed by the laws of the State of Ohio.

Goodyear Canada, Inc.

Goodyear Canada Inc. is an Ontario corporation. Under the Business Corporations Act (Ontario) (the “OBCA”), a corporation may indemnify a director or officer of the corporation (or former directors or officers or persons who have acted as a director or officer of another body corporate at the request of the corporation) against all costs, charges and expenses (including any settlement amount paid) reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of such corporation or body corporate, if: (i) the person acted honestly and in good faith with a view to the best interests of the corporation; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his or her conduct was lawful. A director or officer of a corporation is entitled to such indemnity from the corporation if he or she was substantially successful on the merits in his or her defense of the action or proceeding and if he or she fulfilled the conditions set out in (i) and (ii) above. A corporation may, with the approval of a court, also indemnify a director or officer in respect of an action by or on behalf of the corporation to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the corporation, if he or she fulfills the conditions set out in (i) and (ii), above.

In addition, the bylaws of Goodyear Canada, Inc. require the corporation to indemnify its directors and officers, subject to the OBCA, from and against (a) any liability and all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, that the director or officer sustains or incurs in respect of any civil, criminal or administrative action, suit or proceeding that is proposed or commenced against such person by reason of his or her being or having been a director or officer of the corporation or such other body corporate; and (b) all other costs, charges and expenses that the person sustains or incurs in respect of the affairs of the corporation.

Divested Litchfield Park Properties, Inc. and Goodyear Farms, Inc.

Divested Litchfield Park Properties, Inc. and Goodyear Farms, Inc. are Arizona corporations. Section 10-851 of the Arizona Revised Statutes authorizes a corporation to indemnify a director made a party to a proceeding in such capacity, provided that the individual’s conduct was in good faith and the individual reasonably believed that the conduct was in best interests of the corporation and, in the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. Additionally, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director.

Unless otherwise limited by its articles of incorporation, Section 10-854 of the Arizona Revised Statutes requires a corporation to indemnify (a) an outside director whose conduct was in good faith and who reasonably believed that the conduct was in best interests of the corporation and, in the case of any criminal proceedings, the director had no reasonable cause to believe the conduct was unlawful and (b) a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Neither of the articles of incorporation of Divested Litchfield Park Properties, Inc. or Goodyear Farms, Inc. limit the indemnification provisions provided by Section 10-854.

Section 10-856 of the Arizona Revised Statutes provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation to the same extent as a director.

Dapper Tire Co., Inc.

Dapper Tire Co., Inc. is a California corporation. Section 317 of the California Corporations Code authorizes a corporation to indemnify its directors and officers against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, the indemnification is limited to expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action. A corporation is required to indemnify a director or officer to the extent that such person has been successful on the merits in defense of such criminal or civil suit. However, a corporation is not authorized to indemnify a director or officer: (a) in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine, (b) of amounts paid in settling or otherwise disposing of a pending action without court approval or (c) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

Item 21.	Exhibits and Financial Statements Schedules

Exhibit
Table			Exhibit
Item No.		Description of Exhibit	Number

3		Articles of Incorporation and By-Laws
	(a)	Certificate of Amended Articles of Incorporation of The Goodyear Tire & Rubber Company, dated December 20, 1954, and Certificate of Amendment to Amended Articles of Incorporation of The Goodyear Tire & Rubber Company, dated April 6, 1993, Certificate of Amendment to Amended Articles of Incorporation of the Company dated June 4, 1996, and Certificate of Amendment to Amended Articles of Incorporation of the Company, dated April 20, 2006, four documents comprising the Company’s Articles of Incorporation, as amended (incorporated by reference, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 9, 2007, File No. 1-1927).
	(b)	Code of Regulations of The Goodyear Tire & Rubber Company, adopted November 22, 1955, and amended April 5, 1965, April 7, 1980, April 6, 1981, April 13, 1987, May 7, 2003 and April 26, 2005 (incorporated by reference, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed May 9, 2007, File No. 1-1927).
	(c)	Certificate of Incorporation of Wingfoot Ventures Twelve, Inc., dated May 21, 1993 and Certificate of Amendment of Certificate of Incorporation, dated November 15, 1995, changing name from ‘‘Wingfoot Ventures Twelve, Inc.” to ‘‘Belt Concepts of America, Inc.,” two documents comprising the Certificate of Incorporation, as amended, of Belt Concepts of America, Inc. (incorporated by reference, filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(d)	Bylaws of Belt Concepts of America, Inc. (incorporated by reference, filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(e)	Certificate of Incorporation of Celeron Corporation, dated March 17, 1982 (incorporated by reference, filed as Exhibit 3.3 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(f)	Bylaws of Celeron Corporation (incorporated by reference, filed as Exhibit 3.4 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(g)	Certificate of Incorporation of Cosmoflex, Inc., dated May 29, 1973 (incorporated by reference, filed as Exhibit 3.5 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(h)	Bylaws of Cosmoflex, Inc. (incorporated by reference, filed as Exhibit 3.6 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(i)	Restated Articles of Incorporation of Service Station Supply Co., dated November 30, 1983 and Certificate of Amendment of Articles of Incorporation, dated November 22, 1988, changing name from Service Station Supply Co. to Dapper Tire Co., Inc., two documents comprising the Articles of Incorporation, as amended, of Dapper Tire Co., Inc. (incorporated by reference, filed as Exhibit 3.7 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(j)	Amended and Restated Bylaws of Dapper Tire Co., Inc. (incorporated by reference, filed as Exhibit 3.8 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(k)	Certificate of Incorporation of Divested Companies Holding Company, dated November 24, 1987 (incorporated by reference, filed as Exhibit 3.9 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(l)	Bylaws of Divested Companies Holding Company (incorporated by reference, filed as Exhibit 3.10 to the Company’s Registration Statement on Form S-4, File No. 333-128932).

Exhibit
Table			Exhibit
Item No.		Description of Exhibit	Number

	(m)	Articles of Incorporation of Divested Litchfield Park Properties, Inc., dated November 25, 1987 (incorporated by reference, filed as Exhibit 3.11 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(n)	Bylaws of Divested Litchfield Park Properties, Inc. (incorporated by reference, filed as Exhibit 3.12 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(o)	Restated Articles of Incorporation of Goodyear Farms, Inc., dated May 30, 1980 (incorporated by reference, filed as Exhibit 3.13 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(p)	Bylaws of Goodyear Farms, Inc. (incorporated by reference, filed as Exhibit 3.14 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(q)	Certificate of Incorporation of the Goodyear Tire and Rubber Export Company, dated January 16, 1922; Certificate of Amendment of the Certificate of Incorporation of the Goodyear Tire and Rubber Export Company, dated February 12, 1957; changing name from ‘‘Goodyear Tire and Rubber Export Company” to ‘‘Goodyear International Corporation,” two documents comprising the Certificate of Incorporation, as amended, of Goodyear International Corporation (incorporated by reference, filed as Exhibit 3.15 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(r)	Bylaws of Goodyear International Corporation (incorporated by reference, filed as Exhibit 3.16 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(s)	Certificate of Incorporation of Goodyear Western Hemisphere Corporation, dated February 27, 1950 (incorporated by reference, filed as Exhibit 3.17 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(t)	Bylaws of Goodyear Western Hemisphere Corporation (incorporated by reference, filed as Exhibit 3.18 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(u)	Certificate of Incorporation of Wingfoot Ventures Fourteen Inc., dated May 21, 1993 and Certificate of Amendment of Certificate of Incorporation of Wingfoot Ventures Fourteen Inc., dated March 7, 1997 changing name from ‘‘Wingfoot Ventures Fourteen Inc.” to ‘‘The Kelly-Springfield Tire Corporation,” two documents comprising the Certificate of Incorporation, as amended, of The Kelly-Springfield Tire Corporation (incorporated by reference, filed as Exhibit 3.19 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(v)	Bylaws of The Kelly-Springfield Tire Corporation (incorporated by reference, filed as Exhibit 3.20 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(w)	Certificate of Incorporation of Wheel Assemblies Inc., dated July 15, 1998 (incorporated by reference, filed as Exhibit 3.21 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(x)	Bylaws of Wheel Assemblies Inc. (incorporated by reference, filed as Exhibit 3.22 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(y)	Articles of Organization of Wingfoot Commercial Tire Systems, LLC, dated September 21, 2000 (incorporated by reference, filed as Exhibit 3.23 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(z)	Operating Agreement of Wingfoot Commercial Tire Systems, LLC, dated October 31, 2000 (incorporated by reference, filed as Exhibit 3.24 to the Company’s Registration Statement on Form S-4, File No. 333-128932).

Exhibit
Table			Exhibit
Item No.		Description of Exhibit	Number

	(aa)	Certificate of Incorporation of Wingfoot Ventures Eight Inc., dated July 22, 1988 (incorporated by reference, filed as Exhibit 3.25 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(bb)	Bylaws of Wingfoot Ventures Eight Inc. (incorporated by reference, filed as Exhibit 3.26 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(cc)	Certificate and Articles of Amalgamation of Goodyear Canada Inc., dated January 1, 2002 (incorporated by reference, filed as Exhibit 3.27 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(dd)	Bylaws of Goodyear Canada Inc. (incorporated by reference, filed as Exhibit 3.28 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(ee)*	Certificate of Incorporation of Goodyear Engineered Products Canada Inc., dated October 11, 2006.	3.1
	(ff)*	Bylaws of Goodyear Engineered Products Canada Inc.	3.2
	(gg)*	Certificate of Incorporation of Wingfoot Ventures Sixteen. Inc., dated May 21, 1993, Certificate of Amendment of Certificate of Incorporation of Wingfoot Ventures Sixteen Inc., dated July 15, 2005 changing name from ‘‘Wingfoot Ventures Sixteen Inc.” to ‘‘Goodyear Engineered Products International Inc.” and Certificate of Amendment of Certificate of Incorporation of Goodyear Engineered Products International Inc., dated October 27, 2006, increasing the total number of shares of stock which the corporation has authority to issue, three documents comprising the Certificate of Incorporation, as amended, of Goodyear Engineered Products International Inc.	3.3
	(hh)*	Bylaws of Goodyear Engineered Products International Inc.	3.4
	(ii)*	Certificate of Incorporation of Wingfoot Ventures Seventeen. Inc., dated May 21, 1993, and Certificate of Amendment of Certificate of Incorporation of Wingfoot Ventures Seventeen Inc., dated August 18, 2006, changing name from ‘‘Wingfoot Ventures Seventeen Inc.” to “Goodyear Engineered Products Thailand Inc.,” two documents comprising the Certificate of Incorporation, as amended, of Goodyear Engineered Products Thailand Inc.	3.5
	(jj)*	Bylaws of Goodyear Engineered Products Thailand Inc.	3.6
4		Instruments Defining the Rights of Security Holders, Including Indentures
	(a)	Purchase Agreement dated November 16, 2006, among Goodyear, certain subsidiaries of Goodyear and Goldman, Sachs & Co. (incorporated by reference, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed November 22, 2006, File No. 1-1927).
	(b)	Indenture, dated as of November 21, 2006, among Goodyear, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as Trustee (incorporated by reference, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed November 22, 2006, File No. 1-1927).
	(c)	Exchange and Registration Rights Agreement with respect to Senior Floating Rate Notes due 2009 dated as of November 21, 2006 among Goodyear, certain subsidiaries of Goodyear and Goldman, Sachs & Co. (incorporated by reference, filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed November 22, 2006, File No. 1-1927).
	(d)	Exchange and Registration Rights Agreement with respect to 85/8% Senior Notes due 2011, dated as of November 21, 2006 among Goodyear, certain subsidiaries of Goodyear and Goldman, Sachs & Co. (incorporated by reference, filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K filed November 22, 2006, File No. 1-1927).

Exhibit
Table			Exhibit
Item No.		Description of Exhibit	Number

5		Legal Opinion
	(a)	Opinion of Covington & Burling LLP.	5.1
12		Statement re Computation of Ratios
	(a)	Statement setting forth the Computation of Ratio of Earnings to Fixed Charges (incorporated by reference, filed as Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2007, File No. 1-1927).
21		Subsidiaries
	(a)	List of subsidiaries of the Company at December 31, 2006 (incorporated by reference, filed as Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, File No. 1-1927).
23		Consents of Independent Registered Public Accounting Firms
	(a)	Consent of PricewaterhouseCoopers LLP.	23.1
	(b)	Consent of Bates White, LLC.	23.2
24		Powers of Attorney
	(a)*	Powers of Attorney of Officers and Directors signing this report (included on Subsidiary Guarantor Signature Pages.)	24.1
25	(a)	Form T-1 Statement of Eligibility.	25.1
99
	(a)	Form of Letter of Transmittal.	99.1
	(b)	Form of Notice of Guaranteed Delivery.	99.2
	(c)	Form of Letter to Registered Holders.	99.3

*	Previously filed.

Item 22.	Undertakings

The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

The undersigned registrants hereby undertake that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 24th day of August 2007.

The Goodyear Tire & Rubber Company

By:	/s/ W. MARK SCHMITZ
Name: W. Mark Schmitz
Title: Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert J. Keegan	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ W. MARK SCHMITZ W. Mark Schmitz	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 24, 2007

/s/ THOMAS A. CONNELL Thomas A. Connell	Vice President and Controller (Principal Accounting Officer)	August 24, 2007

* Rodney O’Neal	Director

* Shirley D. Peterson	Director

* John G. Breen	Director

* Denise M. Morrison	Director

* William J. Hudson, Jr.	Director

* James C. Boland	Director

* Steven A. Minter	Director

Signature		Title	Date

* Thomas H. Weidemeyer		Director

* Michael R. Wessel		Director

* G. Craig Sullivan		Director

*By:	/s/ THOMAS A. CONNELL Thomas A. Connell Attorney-in-fact for each of the persons indicated		August 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 24th day of August 2007.

Celeron Corporation

By:	/s/ RICHARD J. KRAMER
Richard J. Kramer
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on August 24, 2007.

Signature	Title

/s/ RICHARD J. KRAMER Richard J. Kramer	Director and President (Principal Executive Officer)

* Damon J. Audia	Vice President and Treasurer (Principal Financial Officer)

* Thomas A. Connell	Director, Vice President and Controller

* Darren R. Wells	Director

* By: /s/ RICHARD J. KRAMER Richard J. Kramer Attorney-in-fact for each of the persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 24th day of August 2007.

Dapper Tire Co., Inc.

By:	/s/ DAMON J. AUDIA
Damon J. Audia
Vice President and Treasurer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on August 24, 2007.

Signature		Title

* Sal Marquez		President (Principal Executive Officer)

/s/ DAMON J. AUDIA Damon J. Audia		Vice President and Treasurer (Principal Financial Officer)

* Darren R. Wells		Director and Vice President (Principal Accounting Officer)

* Michael R. Rickman		Director

* John F. Winterton		Director

* Brian C. Bondarenko		Director

*By:	/s/ THOMAS A. CONNELL Thomas A. Connell Attorney-in-fact for each of the persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on this 24th day of August 2007.

Divested Companies Holding Company

By:	/s/ D. BRENT COPELAND
D. Brent Copeland
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on August 24, 2007.

Signature		Title

/s/ D. BRENT COPELAND D. Brent Copeland		Director and President (Principal Executive Officer)

* Ronald J. Carr		Director, Vice President, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)

* Randall M. Loyd		Director

*By:	/s/ THOMAS A. CONNELL Thomas A. Connell Attorney-in-fact for each of the persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on this 24th day of August 2007.

Divested Litchfield Park Properties, Inc.

By:	/s/ D. BRENT COPELAND
D. Brent Copeland
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on August 24, 2007.

Signature		Title

/s/ D. BRENT COPELAND D. Brent Copeland		Director and President (Principal Executive Officer)

* Ronald J. Carr		Director, Vice President, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)

* Randall M. Loyd		Director

*By:	/s/ THOMAS A. CONNELL Thomas A. Connell Attorney-in-fact for each of the persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on this 24th day of August 2007.

Goodyear Canada Inc.

By:	/s/ DOUGLAS S. HAMILTON
Douglas S. Hamilton
Secretary

By:	/s/ JAMES S. COULTER
James S. Coulter
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on August 24, 2007.

Signature		Title

/s/ JAMES S. COULTER James S. Coulter		Director and President (Principal Executive Officer)

* Linda M. Alexander		Director and Vice President Finance and Administration (Principal Financial Officer and Principal Accounting Officer)

/s/ DOUGLAS S. HAMILTON Douglas S. Hamilton		Director

* Bryan DeMarchi		Director

* Augustine M. Liotta		Director

* Lawrence D. Mason		Director and Authorized Representative in the United States

* Stephen R. McClellan		Director

* Charles L. Mick		Director

*By:	/s/ THOMAS A. CONNELL Thomas A. Connell Attorney-in-fact for each of the persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 24th day of August 2007.

Goodyear Farms, Inc.

By:	/s/ RICHARD J. KRAMER
Richard J. Kramer
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on August 24, 2007.

Signature		Title

/s/ RICHARD J. KRAMER Richard J. Kramer		Director and President (Principal Executive Officer)

* Damon J. Audia		Vice President and Treasurer (Principal Financial Officer)

* Thomas A. Connell		Director, Vice President and Controller (Principal Accounting Officer)

* Bertram Bell		Director

* Anthony E. Miller		Director

* Darren R. Wells		Director

*By:	/s/ RICHARD J. KRAMER Richard J. Kramer Attorney-in-fact for each of the persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 24th day of August 2007.

Goodyear International Corporation

By:	/s/ DAMON J. AUDIA
Damon J. Audia
Vice President and Treasurer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on August 24, 2007.

Signature		Title

* Robert J. Keegan		Director, Chairman of the Board and President (Principal Executive Officer)

/s/ DAMON J. AUDIA Damon J. Audia		Vice President and Treasurer (Principal Financial Officer)

/s/ THOMAS A. CONNELL Thomas A. Connell		Director, Vice President and Controller (Principal Accounting Officer)

* Bertram Bell		Director

* Christopher W. Clark		Director

* Richard J. Kramer		Director

* Darren R. Wells		Director

*By:	/s/ THOMAS A. CONNELL Thomas A. Connell Attorney-in-fact for each of the persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 24th day of August 2007.

Goodyear Western Hemisphere Corporation

By:	/s/ RICHARD J. KRAMER
Richard J. Kramer
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on August 24, 2007.

Signature		Title

/s/ RICHARD J. KRAMER Richard J. Kramer		Director and President (Principal Executive Officer)

* Damon J. Audia		Vice President and Treasurer (Principal Financial Officer)

* Thomas A. Connell		Director, Vice President and Controller (Principal Accounting Officer)

* Bertram Bell		Director

* Robert J. Keegan		Director

* Darren R. Wells		Director

*By:	/s/ RICHARD J. KRAMER Richard J. Kramer Attorney-in-fact for each of the persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 24th day of August 2007.

The Kelly-Springfield Tire Corporation

By:	/s/ RICHARD J. KRAMER
Richard J. Kramer
Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on August 24, 2007.

Signature		Title

/s/ RICHARD J. KRAMER Richard J. Kramer		Director, President and Chief Executive Officer (Principal Executive Officer)

* J. William Heitman		Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Stephen R. McClellan		Director

* Michael R. Rickman		Director

* Darren R. Wells		Director

*By:	/s/ RICHARD J. KRAMER Richard J. Kramer Attorney-in-fact for each of the persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 24th day of August 2007.

Wheel Assemblies Inc.

By:	/s/ DAMON J. AUDIA
Damon J. Audia
Vice President and Treasurer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on August 24, 2007.

Signature		Title

* Richard J. Kramer		Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ DAMON J. AUDIA Damon J. Audia		Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Michael R. Rickman		Director

* Darren R. Wells		Director

*By:	/s/ THOMAS A. CONNELL Thomas A. Connell Attorney-in-fact for each of the persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on this 24th day of August 2007.

Wingfoot Commercial Tire Systems, LLC

By:	/s/ D. BRENT COPELAND
D. Brent Copeland
President and Chief Operating Officer
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on August 24, 2007.

Signature		Title

/s/ D. BRENT COPELAND D. Brent Copeland		President and Chief Operating Officer (Principal Executive Officer)

* Ronald J. Carr		Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ THOMAS A. CONNELL Thomas A. Connell		Director

* J. William Heitman		Director

* Stephen R. McClellan		Director

* Richard J. Kramer		Director

* Michael R. Rickman		Director

* Darren R. Wells		Director

* Marc Voorhees		Director

*By:	/s/ THOMAS A. CONNELL Thomas A. Connell Attorney-in-fact for each of the persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on this 24th day of August 2007.

Wingfoot Ventures Eight Inc.

By:	/s/ D. BRENT COPELAND
D. Brent Copeland
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on August 24, 2007.

Signature	Title

/s/ D. BRENT COPELAND D. Brent Copeland	Director and President (Principal Executive Officer)

* Ronald J. Carr	Director, Vice President, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)

* Randall M. Loyd	Director

* By: /s/ THOMAS A. CONNELL Thomas A. Connell Attorney-in-fact for each of the persons indicated